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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Accenture Ltd

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Joe W. Forehand
Chairman & CEO

December 26, 2003

Dear Fellow Shareholder:

You are cordially invited to attend the 2004 Annual General Meeting of Shareholders (the “Annual Meeting”), which will be held at 10:00 a.m., local time, on Thursday, February 5, 2004 at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, USA.

At this year’s meeting, you will vote on the appointment of four directors and the re-appointment of KPMG LLP as our independent auditors. In addition, the audited consolidated financial statements of Accenture Ltd and its subsidiaries for the fiscal year ended August 31, 2003 will be received at the Annual Meeting.

Our Board of Directors has nominated the director nominees and has made the other proposals to be presented at the Annual Meeting and discussed in the accompanying proxy statement. The Board of Directors recommends that you vote for all of the director nominees and for the approval of KPMG as our independent auditors.

Your vote is very important to us. You may submit your proxy either by returning a proxy card or by submitting your proxy over the telephone or the Internet. If you submit your proxy before the meeting and subsequently decide to attend the meeting in person, you may still vote in person at the meeting. For further information regarding the matters to be voted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement.

Please let us know whether you plan to attend the Annual Meeting by informing us when you submit your proxy, as indicated in your proxy instructions. Please note that if you plan to attend the Annual Meeting but your shares are held in a name other than your own (for example, if your shares are held by a broker in “street name”), then certain steps, described in the accompanying proxy statement, will be required for you to be admitted into the meeting.

Thank you for your continued support.

JOE W. FOREHAND
Chairman & CEO

GENERAL INFORMATION
PROPOSAL NO. 1--APPOINTMENT OF DIRECTORS
PROPOSAL NO. 2--RE-APPOINTMENT OF INDEPENDENT AUDITORS
INDEPENDENT AUDITORS’ FEES AND OTHER MATTERS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF ANY CLASS OF VOTING SECURITIES
CERTAIN TRANSACTIONS AND RELATIONSHIPS
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS
INCORPORATION BY REFERENCE
SUBMITTING YOUR PROXY BY TELEPHONE OR VIA THE INTERNET
ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS
CONTACTING THE BOARD OR OUR LEAD OUTSIDE DIRECTOR

NOTICE OF THE 2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To our Shareholders:

      You are hereby notified that the 2004 Annual General Meeting of Shareholders of Accenture Ltd will be held at 10:00 a.m., local time, on Thursday, February 5, 2004, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, USA, to receive the report of our independent auditors and the financial statements for our fiscal year ended August 31, 2003, and to vote upon the following items:

1. to appoint Dennis F. Hightower, William L. Kimsey, Robert I. Lipp and Wulf von Schimmelmann as Class III directors, each for a term expiring at the 2007 Annual General Meeting of Shareholders;

2. to re-appoint KPMG LLP as independent auditors of Accenture Ltd for a term expiring at the 2005 Annual General Meeting of Shareholders and to authorize the Board (acting by its Audit Committee) to determine their remuneration; and

3. to transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

      The Board has set December 8, 2003 as the record date for the meeting. This means that only those persons who were registered holders of Accenture Ltd’s Class A common shares or Class X common shares at the close of business on that record date will be entitled to receive notice of the meeting and to attend and vote at the meeting.

By order of the Board of Directors,

DOUGLAS G. SCRIVNER
General Counsel and Secretary

December 26, 2003

PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET,

OR BY MARKING, SIGNING, DATING AND RETURNING A PROXY CARD.

We encourage you to permit us to send you shareholder communications electronically. You can find more information on receiving these communications electronically in the “Electronic Delivery of Shareholder
Communications” section on page 31 of the accompanying proxy statement.

PROXY STATEMENT

GENERAL INFORMATION

      The Board of Directors (the “Board”) of Accenture Ltd is soliciting your proxy for use at the 2004 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on February 5, 2004. Accenture Ltd maintains a registered office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. Our telephone number in Bermuda is +1 441-296-8262.

      Our website address is www.accenture.com. We make available free of charge through the Investor Relations section of our website (http://www.accenture.com/investor/) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (the “SEC”). We also make available through our website other reports filed with the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of that Act, as well as our Code of Business Ethics and the charters of each of the Board’s committees. We do not intend for information made available through our website to be part of this proxy statement.

      These proxy materials are first being sent to shareholders beginning on or about December 29, 2003, along with our Annual Report on Form 10-K for the fiscal year ended August 31, 2003 and the Accenture Annual Report 2003.

      We use the term “partner” in this proxy statement to refer to the executive employees of Accenture with the “partner” title. We use the terms “Accenture,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to Accenture Ltd and its subsidiaries.

Date, Time and Place of the Annual Meeting

      We will hold the Annual Meeting at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, USA, on Thursday, February 5, 2004 at 10:00 a.m., local time, subject to any adjournments or postponements.

Who Can Vote; Votes Per Share

      The Board has set December 8, 2003 as the record date for the Annual Meeting. All persons who were registered holders of Accenture Ltd’s Class A common shares or Class X common shares at the close of business on that date are shareholders of record for the purposes of the Annual Meeting and will be entitled to vote at the Annual Meeting. As of the close of business on that date, there were 510,131,722 Class A common shares outstanding (which number does not include 23,853,946 issued shares held by affiliates of Accenture) and 429,409,916 Class X common shares outstanding. Class A common shares held by our affiliates will be voted at the Annual Meeting in a manner that will have no impact on the outcome of any vote of the shareholders of Accenture Ltd. Each shareholder of record will be entitled to one vote per Class A common share and one vote per Class X common share on each matter submitted to a vote of shareholders, so long as those votes are represented at the Annual Meeting, either in person or by proxy. Holders of Class A common shares and Class X common shares will vote together, and not as separate classes, on all matters being considered at the Annual Meeting. Your shares will be represented if you attend and vote at the Annual Meeting or if you submit a proxy.

How to Vote; Submitting Your Proxy

      You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting your proxy, you are legally authorizing another person to vote your shares. Your proxy designates Joe W. Forehand, Harry L. You and Douglas G. Scrivner to vote your shares in accordance with the voting instructions you indicate in your proxy.

      If you submit your proxy designating Joe W. Forehand, Harry L. You and Douglas G. Scrivner as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this proxy statement. In addition, if any matters other than the proposals contained in this proxy statement are properly brought up at the Annual Meeting, then Joe W. Forehand, Harry L. You and Douglas G. Scrivner will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement.

      You may submit your proxy either by mailing us a proxy card or by submitting your proxy by telephone (at the number set forth in the accompanying proxy materials) or via the Internet (www.votefast.com). Please let us know whether you plan to attend the Annual Meeting by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by 5:00 p.m., Eastern Standard Time, on February 4, 2004 (February 1, 2004 for Accenture employees who are submitting proxies for shares purchased through our employee share purchase plan and held by Salomon Smith Barney, Inc. (SSB)). If you submit your proxy by telephone or via the Internet, then you may submit your voting instructions up until 11:59 p.m., Eastern Standard Time, on February 4, 2004 (February 1, 2004 for Accenture employees who are submitting proxies for shares purchased through our employee share purchase plan and held by SSB).

      Your vote is very important to us. If you do not plan to attend the Annual Meeting, we encourage you to read the enclosed proxy statement and submit your completed proxy prior to the Annual Meeting so that your shares will be represented and voted in accordance with your instructions.

      If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in Accenture Ltd’s register of shareholders. Those shares are held in your nominee’s name on your behalf, and your nominee will be entitled to vote your shares. In order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee. Rather, you should instruct your nominee how to vote those shares on your behalf.

Quorum and Voting Requirements

      In order to establish a quorum at the Annual Meeting, there must be at least two shareholders represented at the meeting, either in person or by proxy, who have the right to attend and vote at the meeting, and who hold shares representing more than 50 percent of the votes that may be cast by all shareholders of record. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as represented. A “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

      For each of the proposals being considered at the Annual Meeting, approval of the proposal requires the affirmative vote of a majority of the votes cast. The appointments of the four director nominees will be considered and voted upon as separate proposals. Abstentions and broker “non-votes” will not affect the voting results.

Voting Agreement; Preliminary Vote

      Accenture Ltd and each of our current partners who owns Class A common shares or Class X common shares have entered into a voting agreement, and each person who becomes a partner is required to enter into the voting agreement. Under the voting agreement, prior to any vote to be submitted to the shareholders of Accenture Ltd, our partners will take a separate, preliminary vote on each matter to be voted on. When the vote is submitted to the shareholders, all of the shares subject to the voting agreement will be voted in the shareholder vote in accordance with the majority of the votes cast in the preliminary vote. See “Certain Transactions and Relationships—Voting Agreement” included in this proxy statement as Annex A and starting on page A-4 for a description of the voting agreement.

      At the Annual Meeting, an aggregate of 120,485,656 Class A common shares and an aggregate of 292,993,422 Class X common shares, or approximately 44% of all of the shares entitled to vote at the Annual Meeting, will be voted in accordance with the preliminary vote. The preliminary vote will be concluded on or about January 26, 2004.

Revoking Your Proxy

      Once you have submitted your proxy, you may revoke your proxy before it is voted at the Annual Meeting by sending a written notice to our Secretary at 1661 Page Mill Road, Palo Alto, California, 94304, USA. Any such notice must be received no later than one hour prior to the beginning of the Annual Meeting. If you wish to revoke your submitted proxy card and submit new voting instructions, then you must sign, date and mail a new and different proxy card with your new voting instructions, which we must receive by 5:00 p.m., Eastern Standard Time, on February 4, 2004 (February 1, 2004 for Accenture employees who are submitting proxies for their shares purchased through our employee share purchase plan and held by SSB), or you can revoke your proxy in person and vote your shares at the meeting. If you submit your proxy by telephone or via the Internet, you can revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 p.m., Eastern Standard Time, on February 4, 2004 (February 1, 2004 for Accenture employees who are submitting proxies for their shares purchased through our employee share purchase plan and held by SSB). Attending the Annual Meeting without taking one of the actions above will not revoke your proxy.

Proxy Solicitation

      Accenture Ltd will bear the costs of soliciting proxies from the holders of our Class A common shares and Class X common shares. We are initially soliciting these proxies by mail and e-mail, but our directors, officers and selected other Accenture employees also may solicit proxies by personal interview, telephone or e-mail. These persons who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. National City Bank, our U.S. branch transfer agent, has agreed to send a representative to act as our Inspector of Election at the Annual Meeting and to assist us in tabulating the votes.

PROPOSAL NO. 1—APPOINTMENT OF DIRECTORS

      The Board currently has 15 members who are divided into three classes based upon the cycle of their respective terms in office. At each annual general meeting of shareholders, the appointment of the directors constituting one class of Board membership expires, and the shareholders vote at that meeting to appoint the directors nominated for these Board positions, each to hold office for a three-year term.

      On November 10, 2003, Jackson L. Wilson, Jr. resigned from the Board to facilitate the Board’s plan to have a majority of independent directors by 2005. As authorized by Accenture Ltd’s bye-laws, the Board appointed William L. Kimsey on November 13, 2003, to fill the vacancy created by Mr. Wilson’s resignation.

      On November 13, 2003, the Board also appointed Dennis F. Hightower as a director. Mr. Hightower was appointed in accordance with the Board’s authority under Accenture Ltd’s bye-laws to appoint additional directors, so long as the total number of directors does not exceed the maximum number permitted by the byelaws.

      Karl-Heinz Flöther’s term as a Class III director expires at the Annual Meeting. Mr. Flöther is an internal director originally nominated by our partners in accordance with the terms of our partner matters agreement. See “Partner Involvement in the Selection of Director Nominees” below. As contemplated by the partner matters agreement and in furtherance of the Board’s plans to have a majority of independent directors by 2005 and, over time, reduce the overall size of the Board, the Nominating & Governance Committee decided, with the agreement of Mr. Flöther, not to recommend the nomination of Mr. Flöther or any other partner for a new term. At this time, the Board has not proposed any other director nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named. After the Annual Meeting, the Board may, in accordance with Accenture’s bye-laws, appoint an additional director upon the recommendation by the Nominating & Governance Committee.

Class III Directors

      At this year’s Annual Meeting, all of the Class III directorships expire, and Dennis F. Hightower and William L. Kimsey (having been appointed by the Board) are subject to re-appointment by our shareholders. The Board is nominating four individuals for appointment as Class III directors, each for a term expiring at the 2007 Annual General Meeting of Shareholders. All of the director nominees are current Board members and have been determined by the Board to be independent, as further described in this proxy statement:

            Dennis F. Hightower

            William L. Kimsey

            Robert I. Lipp

            Wulf von Schimmelmann

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF EACH OF THE FOUR DIRECTOR NOMINEES.

      If you submit your proxy designating Joe W. Forehand, Harry L. You and Douglas C. Scrivner as your proxies but you do not indicate how your shares should be voted, then your shares will be voted in favor of the appointment of all of the nominees. If any nominee is unwilling or unable to serve as a director, then the Board will propose another person in place of that original nominee, and the individuals designated as your proxies will vote to appoint that proposed person, unless the Board decides to reduce the number of directors constituting the full Board. It is currently anticipated that all of the nominees will be willing and able to serve as directors.

Director Biographies

      Set forth below are the biographies of our director nominees and our directors.

Class III Director Nominees

Dennis F. Hightower 63 years old Member, Compensation Committee Member, Nominating & Governance Committee Nominee for Class III Director	Dennis F. Hightower was appointed by the Board in November 2003. During 2000 until his retirement in 2001, he served as Chief Executive Officer of Europe Online Networks S.A., a Luxembourg-based Internet services provider. From 1996 until 2000, Mr. Hightower was Professor of Management at the Harvard Business School. Previously, Mr. Hightower held executive positions at various companies, including The Walt Disney Company, Russell Reynolds Associates, Mattel, Inc. and General Electric Company. He is a director of Domino’s Inc. and its parent company, TISM, Inc., Northwest Airlines Corporation, PanAmSat Corporation, The Gillette Company and The TJX Companies Inc.

William L. Kimsey 61 years old Member, Audit Committee Nominee for Class III Director	William L. Kimsey was appointed by the Board in November 2003. Mr. Kimsey has more than 30 years of experience with the public accounting firm of Ernst & Young (and its predecessor Arthur Young & Co.), including four years as its Global Chief Executive Officer from 1998 to 2002. He is a director of Western Digital Corporation and Royal Caribbean Cruise Line Ltd.

Robert I. Lipp 65 years old Member, Finance Committee Member, Nominating & Governance Committee Nominee for Class III Director	Robert I. Lipp has been a director since October 2001. He is chairman and chief executive officer of Travelers Property Casualty Corp. Until December 2000, he was a Vice Chairman and Member of the Office of the Chairman of Citigroup, a director of Citigroup and CEO of Citigroup’s Global Consumer Business. He joined Travelers Group in 1986 and since 1993, he has held a number of senior positions there, including that of CEO and chairman. From 1991 to 1993 he served as CEO and chairman of CitiFinancial Credit Company. Mr. Lipp is chairman of the board of directors at Travelers Property Casualty Corp. and a director of Bank One Corporation.

Wulf von Schimmelmann 56 years old Member, Audit Committee Chair, Nominating & Governance Committee Nominee for Class III Director	Wulf von Schimmelmann has been a director since October 2001. He is chief executive officer of Deutsche Postbank AG, Germany’s largest independent retail bank and among the largest commercial banks in the German market. He is also a member of the board of directors of Deutsche Post World Net Group.

Other Current Directors

Steven A. Ballmer 47 years old Class II Director	Steven A. Ballmer has been a director since October 2001. He is chief executive officer and a director of Microsoft Corp., the world’s leading manufacturer of software for personal and business computing. Since joining Microsoft in 1980, Mr. Ballmer has headed several Microsoft divisions, including operations, operating systems development, and sales and support. He was promoted to president in July 1998 and was named CEO in January 2000, assuming full management responsibility for the company. Mr. Ballmer’s current term as director expires at the annual general meeting of shareholders in 2006.

Dina Dublon 50 years old Member, Compensation Committee Chair, Finance Committee Class II Director	Dina Dublon has been a director since October 2001. She is executive vice president and chief financial officer of J.P. Morgan Chase & Co., a leading global financial services firm created by the merger of Chase Manhattan and J.P. Morgan & Co. She has spent most of her professional career with J.P. Morgan Chase & Co. and its predecessor firms, starting as a trader. Prior to being named CFO, she held numerous other positions, including senior vice president and corporate treasurer, managing director of the Financial Institutions Division and senior vice president of corporate finance. Ms. Dublon’s current term as director expires at the annual general meeting of shareholders in 2006.

Joe W. Forehand 55 years old Chairman of the Board Class I Director	Joe W. Forehand has been Chairman of the Board since February 2001 and our CEO since November 1999. He currently serves as Chairman of our Management Committee, our Executive Committee and our Global Leadership Council. From June 1998 to November 1999, Mr. Forehand was responsible for our Communications & High Tech operating group. Mr.Forehand’s current term as director expires at the annual general meeting of shareholders in 2005.

Joel P. Friedman 56 years old Class I Director	Joel P. Friedman has been a director since June 2001 and our Chief Operating Officer— Business Process Outsourcing since March 2003. He was Partner— Corporate Development from November 2002 to March 2003. From March 2002 to November 2002, he was Managing General Partner— Accenture Technology Ventures and from May 2001 to March 2002 he was Managing General Partner— Accenture Technology Ventures, Americas. From 1997 to 2000, he was responsible for our Banking industry group globally. Mr. Friedman’s current term as director expires at the annual general meeting of shareholders in 2005.

William D. Green Member, Finance Committee 50 years old Class II Director	William D. Green has been a director since June 2001, our Chief Operating Officer— Client Services since March 2003 and our Country Managing Director, United States since August 2000. He was our Chief Executive— Communications & High Tech Operating Group from December 1999 to March 2003. From September 1997 to December 1999, Mr. Green was responsible for our Resources operating group. Mr. Green’s current term as director expires at the annual general meeting of shareholders in 2006.

Stephan A. James 57 years old Class II Director	Stephan A. James has been a director since February 2001 and our Chief Operating Officer— Capabilities since March 2003 (serving as Chief Operating Officer from July 2000 to March 2003). From November 1999 to June 2000, he was responsible for our Resources operating group. From September 1997 to October 1999, Mr. James was responsible for our Financial Services operating group. Mr. James’ current term as director expires at the annual general meeting of shareholders in 2006.

Blythe J. McGarvie 47 years old Chair, Audit Committee Class I Director	Blythe J. McGarvie has been a director since October 2001. She is president of Leadership for International Finance, LLC, a private advisory firm focusing on improving clients’ financial positions which specializes in addressing the business challenges of and providing global perspectives to U.S. and multinational companies, primarily in the consumer goods and retail industries. From July 1999 to December 2002, she was executive vice president and chief financial officer of BIC Group, one of the world’s leading manufacturers of convenient disposable products. Prior to joining BIC, she was senior vice president and CFO of Hannaford Bros. Co., a supermarket retailer, for five years. She has also held senior financial positions at Sara Lee Corp. and Kraft General Foods. She is a member of the board of directors of The Pepsi Bottling Group, Inc. and Travelers Property Casualty Corp. Ms. McGarvie’s current term as director expires at the annual general meeting of shareholders in 2005.

Sir Mark Moody-Stuart 63 years old Lead Outside Director Chair, Compensation Committee Member, Finance Committee Class I Director	Sir Mark has been a director since October 2001. The Board appointed Sir Mark as our Lead Outside Director in November 2002. He is chairman of AngloAmerican plc, former chairman of The Shell Transport and Trading Company and former chairman of the Committee of Managing Directors of the Royal Dutch/ Shell Group of Companies, a major global oil and gas enterprise. He was managing director of Shell Transport and a managing director of Royal Dutch/ Shell Group from 1991 to 2001. In addition to his position on the board of Anglo American plc, Sir Mark is a director of HSBC Holdings PLC and Shell Transport & Trading PLC. Sir Mark’s current term as director expires at the annual general meeting of shareholders in 2005.

Masakatsu Mori 56 years old Class I Director	Masakatsu Mori has been a director since June 2001. He is chairman of Accenture Japan Ltd. From 1989 to March 2003, Mr. Mori was the Country Managing Partner of our Japan practice. Mr. Mori’s current term as director expires at the annual general meeting of shareholders in 2005.

Carlos Vidal 49 years old Class II Director	Carlos Vidal has been a director since February 2003 and our Chair— Partner Income Committee since March 2003. He also has been our Managing Partner— Financial Services, NEWS Operating Unit, which includes the UK, Ireland Italy, Greece, Eastern Europe, Latin America, Spain and Portugal since 2000. In addition, Mr. Vidal has been our Country Managing Director, Spain since 1998 and Chairman of the Geographic Council for Spain, Portugal, South Africa, Nigeria and Israel since 2000. Mr. Vidal’s current term as director expires at the annual general meeting of shareholders in 2006.

Partner Involvement in the Selection of Director Nominees

      Each of our partners is a party to a partner matters agreement, which provides in part that our partners continue to have influence with respect to a variety of matters over which neither shareholders nor employees of a public company typically have input. The partner matters agreement sets forth, among other things, procedures by which the partners will select certain nominees who will be recommended to the Board for nomination as directors. For example, our partners have selected, since our initial public offering, five partner nominees for membership on the Board and have the additional right to determine their replacements if any of these partner-nominated directors fail to complete their specified terms of office. This nomination process is being phased out, in accordance with the agreement, starting with the Annual Meeting. A description of the partner matters agreement can be found in our “Certain Transactions” section included in this proxy statement as Annex A and starting on page A-11.

Board Meetings and Committees

      The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings and each annual general meeting of shareholders. Directors are also expected to become familiar with Accenture’s management team and operations, as a basis for discharging their oversight responsibilities. During the fiscal year ended August 31, 2003 (“fiscal 2003”), the Board held four regularly scheduled meetings. Each of the directors who served during fiscal 2003 attended at least 75% of the aggregate of Board meetings and meetings of any Board committee on which he or she served during fiscal 2003. All of our Board members attended the 2003 Annual General Meeting of Shareholders.

      The Board’s outside directors meet separately at each regularly scheduled Board meeting. During fiscal 2003, the Board’s outside directors held four such meetings. Each meeting was led by Sir Mark Moody-Stuart, who was appointed by the Board in November 2002 to act as the Board’s Lead Outside Director. In the future, the Board’s independent directors will meet separately at least once each fiscal year.

      The Board maintains an Audit Committee, a Compensation Committee and a Nominating & Governance Committee, as required by the rules of the New York Stock Exchange. In addition, the Board formed a Finance Committee in November 2003 that is not required under the rules of the SEC or the New York Stock Exchange, but was formed to oversee a variety of finance-related matters. Information regarding the membership and function of each of these committees is provided in the following paragraphs.

      The Audit Committee, Compensation Committee and Nominating & Governance Committee each operates pursuant to a written charter, which you can access through the Corporate Governance section of our website at www.accenture.com. A copy of our Audit Charter, which was revised in February 2003, has been attached to this proxy statement as Appendix 1. The charter of our Finance Committee is in the process of being prepared and, once adopted, also will be made available through our website. We also make available through our website other reports filed with the SEC under the Exchange Act, including our reports filed by officers and directors under Section 16(a) of that Act, as well as our Code of Business Ethics.

      The Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee satisfies the independence standards set forth in Accenture’s Corporate Governance Guidelines, as well as the independence requirements of applicable federal law and of the listing standards of the New York Stock Exchange. A copy of the independence standards adopted by the Board is attached to this proxy statement as Appendix 2.

Audit Committee

      The Audit Committee was established by the Board for the purpose of overseeing Accenture’s accounting and financial reporting processes and audits of our financial statements, in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended. During fiscal 2003, the committee members were Blythe J. McGarvie (who served as chair), Robert I. Lipp and Wulf von Schimmelmann. The Board determined that each member of the Audit Committee is financially literate and that Ms. McGarvie qualifies as a “financial expert” for purposes of the rules and regulations of the SEC.

      In November 2003, the Board realigned its committee assignments and in connection with this realignment, William L. Kimsey replaced Robert I. Lipp. As such, the current Audit Committee members are Blythe J. McGarvie (who continues to serve as chair), William L. Kimsey and Wulf von Schimmelmann. The Board has determined that each of its members meets the financial literacy requirements of the New York Stock Exchange.

      The Audit Committee held nine meetings during fiscal 2003, five of which were by teleconference. Pursuant to its charter, the Audit Committee’s primary duties and responsibilities are to:

•	review and discuss with management and the independent auditors, our annual audited financial statements, our quarterly financial statements and reports, and any releases, information or guidance related thereto;

•	retain and terminate our independent auditors and approve all audit engagement fees and terms; approve any audit and any permissible non-audit engagement or relationship with our auditors; review at least annually the qualifications, performance and independence of our independent auditors; review with our auditors any audit problems or difficulties and management’s response; and set hiring policies related to employees or former employees of our auditors to ensure independence;

•	review the integrity of our internal and external reporting processes and controls; review the effect of any regulatory and accounting initiatives and the effects of these initiatives and any off-balance sheet structures on our financial statements; establish regular systems of reporting to the committee regarding any significant judgments made in the preparation of the financial statements or any significant difficulties encountered during the course of a review or audit; review any significant disagreement between management and the independent or internal auditors with respect to the preparation of the financial statements; and review and discuss with our auditors the responsibilities, budget and staffing of our internal audit function;

•	review with our counsel any legal matter that could significantly impact our financial statements or operations; discuss with management and our independent auditors our risk assessment and risk management guidelines and policies; oversee our compliance program and adherence to our Code of Business Ethics; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and oversee the maintenance of an internal audit function; and

•	prepare a report to be included in our proxy statement, provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

      The Report of the Audit Committee for fiscal 2003 can be found on page 16.

Compensation Committee

      The Compensation Committee consists of three of our directors. In fiscal 2003, the committee members were Sir Mark Moody-Stuart (who served as chair), Dina Dublon and William D. Green. Mr. Green is also an executive officer of Accenture. The Compensation Committee held six meetings during fiscal 2003, two of which were by teleconference.

      In November 2003, the composition of the Compensation Committee was changed, so that it is now comprised solely of independent directors. The current members of the Compensation Committee are Sir Mark Moody-Stuart (who continues to serve as chair), Dina Dublon and Dennis F. Hightower. The Compensation Committee’s primary duties and responsibilities are to:

•	determine our CEO’s annual compensation, taking into consideration the feedback provided by a review of the CEO’s performance and the recommendation of a committee of our partners; review and approve salaries and other matters relating to the compensation of our executive officers, based in part on the recommendation of a committee of our partners; and review and determine on an annual basis the appropriateness of compensation of Board members;

•	review and make recommendations to the Board with respect to our incentive-compensation and equity-based plans, oversee the administration of our equity compensation plans; review and approve all equity compensation plans that are not otherwise subject to shareholder approval; and retain outside compensation and benefits consultants to gather independent advice about our compensation structure; and

•	prepare a report to be included in our proxy statement, provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

      The Report of the Compensation Committee on Executive Compensation can be found on page 20.

Nominating & Governance Committee

      In fiscal 2003, the Nominating & Governance Committee consisted of five members, who were Wulf von Schimmelmann (who served as chair), Steven A. Ballmer, Joel P. Friedman, Sir Mark Moody-Stuart and Masakatsu Mori. Mr. Friedman and Mr. Mori are Accenture partners. The Nominating & Governance Committee held four meetings during fiscal 2003.

      In November 2003, the composition of the Nominating & Governance Committee was changed and the number of members was reduced to three individuals. The committee is now comprised solely of independent directors. The committee’s current members are Wulf von Schimmelmann (who continues to serve as chair), Dennis F. Hightower and Robert I. Lipp.

      The Nominating & Governance Committee’s primary duties and responsibilities are to:

•	have general responsibility for Board selection, composition and evaluation, including the making of recommendations regarding the size and composition of the Board, the identification of qualified candidates for Board membership, the annual evaluation of overall Board effectiveness, and the review and oversight of Accenture’s Corporate Governance Guidelines;

•	manage the committee selection and composition process, including the making of recommendations to the Board for chairpersons of these committees and the establishment, monitoring and making of recommendations for the purpose, structure and operations of these committees and the creation or elimination of additional committees;

•	monitor and oversee corporate governance, including the review of our constituent documents and our Corporate Governance Guidelines and monitoring new developments in the area of corporate governance;

•	develop procedures and plans for the continuity of the Board, including the implementation of an orientation program for new Board members, an annual review of our CEO and developing an effective CEO succession plan; and

•	provide regular reports to the Board and maintain minutes or records of its meetings and activities.

      During fiscal 2003, the Nominating & Governance Committee led the process of evaluating our corporate governance structure. The committee directed the creation of the “Corporate Governance” section of our website, to promote disclosure and understanding of our governance structure and principles, and discussed and recommended to the Board actions to be taken to address our compliance with various requirements of the Sarbanes-Oxley Act of 2002 and applicable requirements of the New York Stock Exchange.

      In evaluating candidates for Board membership, the Nominating & Governance Committee considers whether the candidate will complement the Board’s geographic, age, gender and ethnic diversity, and assesses the contribution that the candidate’s skills and expertise will make with respect to guiding and overseeing Accenture’s strategy and operations. The Nominating & Governance Committee seeks candidates who have the ability to develop a deep understanding of our business as well as the time and judgment to effectively carry out their responsibilities as Board members.

      Mr. Hightower and Mr. Kimsey, two of our director nominees, are being considered for the first time by our shareholders for appointment at the Annual Meeting. We generally use a third-party search firm to assist in identifying potential board candidates and in assessing and evaluating candidates and retained such a firm to assist us with the new directors we sought this year. The search firm identified Mr. Kimsey as a potential candidate for Board membership and assisted us in the evaluation process leading to his nomination. Mr. Hightower was identified by one of our outside directors. The third-party search firm assisted us in the review, assessment and evaluation of Mr. Hightower’s qualifications. As is our practice, each candidate met with members of the Nominating & Governance Committee, other Board members and members of our management team. A final consideration of each candidate was then conducted by the entire Board upon the recommendation of the Nominating & Governance Committee.

      The Nominating & Governance Committee has not specifically adopted a policy regarding the consideration of shareholder nominees for directors, but its general policy is to welcome and consider any recommendations for future nominees. Our Corporate Governance Guidelines detail the process for shareholders who wish to send a recommendation for future nominees for Board membership. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation with the name and other pertinent information of the nominee to: Mr. Wulf von Schimmelmann, Chairman of the Nominating & Governance Committee, c/o Accenture, 1661 Page Mill Road, Palo Alto, California, 94304, USA, Attention: General Counsel and Secretary.

      Although the SEC does not require us to include a report of the Nominating & Governance Committee in our proxy materials, the Board concluded that such a report would be useful to our shareholders. The Report of the Nominating & Governance Committee for fiscal 2003 can be on page 13.

Finance Committee

      The Finance Committee consists of four of our directors. The committee members are Dina Dublon (who chairs the committee), Sir Mark Moody-Stuart, Robert I. Lipp and William D. Green. Mr. Green is an executive officer of Accenture. The Finance Committee was formed in November 2003 and has not yet held any meetings.

      While its charter has not yet been developed, the Finance Committee’s primary duties and responsibilities are expected to include the following:

•	manage and oversee our capital structure and corporate finance activities;

•	manage and oversee our treasury function and make decisions with respect to our investment activities;

•	review and make recommendations with respect to any major acquisitions that Accenture may decide to undertake;

•	review, evaluate and make decisions with respect to the management of our pension plans;

•	oversee our insurance plans and other activities to manage our financial risks; and

•	provide regular reports to the Board and maintain minutes or records of its meetings and activities.

      We expect to include a report of the Finance Committee in future proxy statements.

Report of the Nominating & Governance Committee

Committee Responsibilities and Meetings

      The Nominating & Governance Committee of the Board is primarily responsible for (i) assessing and selecting/nominating (or recommending to the Board for its selection/nomination) strong and capable candidates to serve on the Board; (ii) making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board; (iii) overseeing the Company’s CEO succession planning process; (iv) conducting the annual review of the CEO; (v) developing and recommending to the Board a set of corporate governance principles; and (vi) taking a leadership role in shaping the corporate governance of the Company. A complete description of the Committee’s function may be found in its charter, as revised and approved by the Board in 2003, a copy of which may be accessed through the “Corporate Governance” section of our website (www.accenture.com).

      The Committee spent much of its time this year on issues of corporate governance, including planning for the Company’s compliance with the NYSE’s revised listing standards, requirements of the SEC and the Sarbanes-Oxley Act of 2002 and other requirements that came into effect in fiscal 2003 or in early fiscal 2004. It also directed the search that resulted in the addition of the Board’s most recent members who bring significant new strengths to the Board. We anticipate that the Company will be in full compliance with all NYSE listing standards and, in particular, will have a majority of independent directors by 2005.

      During the fiscal year ended August 31, 2003, the Committee was comprised of Mr. von Schimmelmann, Mr. Ballmer, Sir Mark Moody-Stuart, Mr. Friedman and Mr. Mori. The Board has concluded that Mr. von Schimmelmann and Sir Mark each is “independent” in accordance with the Company’s internal standards and those promulgated by the New York Stock Exchange. The Board also determined that, given the significance of the Company’s relationships with Microsoft, Mr. Ballmer’s employer, Mr. Ballmer should not be considered independent even though he is an outstanding and valued member of the Board. Mr. Friedman and Mr. Mori are Accenture partners.

      In November 2003, upon the assessment and recommendation of the Committee, based in part on newly enacted requirements of the NYSE, the Board realigned all of its committee assignments in connection with such realignment, the Board elected to reduce the size of the Nominating and Governance committee to three members, each of whom, under the NYSE listing standards, must be independent. Consequently, Mr. Mori, Mr. Friedman, Mr. Ballmer and Sir Mark are no longer members of the Committee and Mr. Hightower and Mr. Lipp were appointed to serve on the Committee. Applying the standards referenced above, the Board has determined that Mr. Hightower and Mr. Lipp are “independent.” The Committee wishes to thank Messrs. Ballmer, Friedman and Mori and Sir Mark for their outstanding service.

      The Committee met four times during fiscal 2003. At these meetings, the Committee:

(i) conducted a thorough review of, and subsequently revised, its charter;

(ii) directed a search for additional independent directors to further the Company’s objective of having a majority of independent directors. These efforts resulted in Mr. Hightower and Mr. Kimsey joining the Board;

(iii) discussed and prepared criteria for evaluating the CEO’s performance, and using that criteria, conducted a review of the CEO’s performance for fiscal year 2003;

(iv) reviewed and subsequently adopted a revised version of the Company’s Corporate Governance Guidelines;

(v) developed and adopted standards by which the Board assesses the independence of its current directors and potential nominees in a manner consistent with the NYSE listing standards;

(vi) considered whether Ms. McGarvie met the criteria to be considered an “audit committee financial expert” and, applying such criteria, concluded that she met the requisite criteria;

(vii) prepared and conducted a survey designed to evaluate the effectiveness of the Board, reported the results to the full Board for its discussion and, utilized this feedback to implement measures designed to further enhance Board’s effectiveness;

(viii) directed the creation of the “Corporate Governance” section of the Accenture.com website to promote disclosure and understanding of our governance structure and principles; and

(ix) discussed and recommended to the Board actions to address compliance with various revisions to the NYSE listing standards, the Sarbanes-Oxley Act and SEC regulations.

The Committee remains committed to continually assessing and improving its performance, that of the Board and of governance of Accenture generally, for the benefit of all its stakeholders.

THE NOMINATING & GOVERNANCE
COMMITTEE

Wulf von Schimmelmann, Chair
Steven A. Ballmer*
Joel P. Friedman*
Dennis F. Hightower**
Robert I. Lipp**
Sir Mark Moody-Stuart*
Masakatsu Mori*

*	Committee member during fiscal year 2003 and through 11/13/03

**	Committee member since 11/13/03

PROPOSAL NO. 2— RE-APPOINTMENT OF INDEPENDENT AUDITORS

      Under Bermuda law, our shareholders have the authority to appoint our independent auditors and to authorize the Board (acting by its Audit Committee) to determine the auditors’ remuneration. Upon the Audit Committee’s recommendation, the Board has recommended the re-appointment of KPMG LLP as the independent auditors to audit our consolidated financial statements for the fiscal year ending August 31, 2004. The Board is asking our shareholders to approve the re-appointment of KPMG LLP as auditors to hold office until the 2005 Annual General Meeting of Shareholders and to approve the Board’s authority to determine the auditors’ remuneration.

      We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. Each of these representatives will have the opportunity to make a statement, if they desire, and are expected to be available to respond to any questions.

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPOINTMENT OF KPMG LLP AND THE BOARD’S AUTHORITY TO DETERMINE KPMG LLP’S REMUNERATION.

2003 Audited Financial Statements

      At the Annual Meeting, we will present the audited consolidated financial statements for our fiscal year ended August 31, 2003. Copies of these financial statements are included in our Annual Report on Form 10-K, which we are delivering to you with this proxy statement. You may also access these materials through our website at www.accenture.com/investor/.

Report of the Audit Committee

      The Audit Committee of the Board is primarily responsible for the oversight of: (i) the quality and integrity of the Company’s accounting and reporting practices and controls, and its financial statements and reports; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors. A complete description of the Committee’s function may be found in its charter, which was revised and approved by the Board in fiscal 2003. A copy of the charter is attached as Appendix 1 to this Proxy Statement.

      During fiscal 2003, the Committee was comprised of Ms. McGarvie, Mr. Lipp and Mr. von Schimmelmann. The Board concluded that each of these individuals is “independent” in accordance with the Company’s standards and those promulgated by the New York Stock Exchange and meets the financial literacy requirements of the NYSE. In addition, the Board has determined that Ms. McGarvie is an “audit committee financial expert” as defined by the rules of the SEC.

      In November 2003, the Board realigned all of its committee assignments and in connection with such realignment, Mr. Kimsey replaced Mr. Lipp as a member of the Committee. Applying the standards referenced above, the Board has determined that Mr. Kimsey is “independent.” The Committee is delighted to add his skills and experience to those of the other members and wishes to extend its thanks and appreciation to Mr. Lipp for his outstanding service.

      The Committee met nine times during fiscal 2003. At these meetings, the Committee met with senior members of management (including the CEO, CFO, the chief risk officer and the Company’s general counsel and compliance officer), internal audit, tax and treasury personnel, the Company’s controller and its independent auditors. The Committee had an active year, focusing on:

(i) discussions with the independent auditors regarding: (a) the plan and scope of the audit for fiscal 2003; (b) the results of internal and external audit examinations; (c) an assessment of the Company’s internal controls; and (d) the quality of the Company’s financial reporting;

(ii) a thorough review, and subsequent revision of, its charter and the adoption of a revised Code of Business Ethics;

(iii) discussion and implementation of a process to ensure the pre-approval of any services proposed to be provided by the Company’s independent auditors;

(iv) review of the Company’s risk management efforts, including its professional indemnity insurance and the Company’s compliance program and related investigations;

(v) review and discussion of the Company’s internal audit function, including a discussion of the results of actions taken in fiscal 2003 and plans for fiscal 2004;

(vi) assessment of the process by which the Company’s CEO and CFO certify the information contained in the Company’s quarterly and annual filings;

(vii) review with KPMG LLP and management of accounting developments, including SAS 99 and EITF 00-21 and the Company’s critical accounting policies;

(viii) review and discussion with the Company’s management of each of the Company’s quarterly financial statements and the audited financial statements of the Company for fiscal 2003, along with a discussion with KPMG LLP of those matters identified by the Statement of Auditing Standards Board Standard No. 61, as amended, “Communication with the Audit Committee,” and the Company’s related press releases in connection with such reports;

(ix) a discussion with KPMG LLP regarding its written disclosure and letter as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; and

(x) a discussion with KPMG LLP regarding its independence and related issues.

      In furtherance of its oversight role and in reliance of its reviews and discussions outlined above, the Committee recommended, and the Board approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2003 for filing with the SEC and presentation to the shareholders. The Committee also recommended the appointment of KPMG LLP as the independent auditors of the Company for fiscal 2004 and, subject to shareholder approval, set KPMG LLP’s compensation.

THE AUDIT COMMITTEE

Blythe J. McGarvie, Chair
William L. Kimsey**
Robert I. Lipp*
Wulf von Schimmelmann

* Committee member during fiscal 2003 and through 11/13/03

** Committee member since 11/13/03

INDEPENDENT AUDITORS’ FEES AND OTHER MATTERS

Independent Auditors’ Fees

      The following table describes fees for professional audit services rendered by KPMG, our principal accountant, for the audit of our annual financial statements for the year ended August 31, 2003, and fees billed for other services rendered by KPMG during this period.

Type of Fee	2003

(in thousands)
Audit Fees(1)	$4,715
Audit Related Fees(2)	2,299
Tax Fees(3)	752
All Other Fees(4)	618

Total	$8,384

(1)	Audit Fees, including those for statutory audits, include the aggregate fees paid by Accenture during the fiscal year indicated for professional services rendered by KPMG for the audit of Accenture Ltd’s annual financial statements and review of financial statements included in Accenture’s Forms 10-Q.
(2)	Audit Related Fees include the aggregate fees paid by Accenture during the fiscal year indicated for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Accenture Ltd’s financial statements and not included in Audit Fees, including review of registration statements and issuance of consents. Also included in Audit Related Fees are fees for internal control review, accounting advice and opinions related to various employee benefit plans.
(3)	Tax Fees include the aggregate fees paid by Accenture during the fiscal year indicated for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
(4)	All Other Fees include the aggregate fees paid by Accenture during the fiscal year indicated for products and services provided by KPMG, other than the services reported above, including due diligence reviews.

Procedures For Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

      Pursuant to its charter, the Audit Committee of the Board is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between Accenture and its independent auditors. KPMG’s engagement to conduct the audit of Accenture Ltd for fiscal 2003 was approved by the Audit Committee on November 13, 2002. Additionally, each permissible non-audit engagement or relationship between Accenture and KPMG entered into since May 2, 2003 has been reviewed and approved by the Audit Committee. We have been advised by KPMG that substantially all of the work done in conjunction with its audit of Accenture Ltd’s financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of KPMG.

Change in Independent Public Accountants

      At the request of the Audit Committee, PricewaterhouseCoopers LLP resigned as our independent accountants effective as of November 27, 2001. We did not make this request due to concerns about the quality of PricewaterhouseCoopers’ work or due to any disagreements with PricewaterhouseCoopers. Rather, we requested PricewaterhouseCoopers’ resignation due to the continued competitive situation between our practice and PricewaterhouseCoopers’ consulting practice, which was not eliminated as we had expected. We engaged KPMG LLP as our independent auditors effective as of November 27, 2001. KPMG LLP has served as our auditors since that time, and was appointed by our shareholders as our independent auditors until the 2004 Annual General Meeting of Shareholders.

      The reports of PricewaterhouseCoopers on the financial statements for the fiscal years ended August 31, 2001 and August 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits referred to above and through PricewaterhouseCoopers’ resignation, there were no: (1) disagreements between Accenture and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the subject matter of the disagreement or disagreements in their report on the financial statements for that fiscal year; or (2) reportable events involving PricewaterhouseCoopers that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation Committee on Executive Compensation

Committee Responsibilities and Meetings

      The Compensation Committee of the Board: (i) sets the compensation of the Company’s executive officers; (ii) oversees the Company’s Employee Share Purchase Plan (“ESPP”) and Share Incentive Plan (“SIP”); and (iii) reviews and makes recommendations to the Board regarding Board compensation. A complete description of the Committee’s function may be found in its charter, a copy of which, as revised and approved by the Board in 2003, may be accessed through the “Corporate Governance” section of our website (www.accenture.com).

      During fiscal 2003, the Committee was comprised of Sir Mark Moody-Stuart, Ms. Dublon and Mr. Green. The Board has concluded that Sir Mark and Ms. Dublon each is “independent” in accordance with the Company’s internal standards and those promulgated by the New York Stock Exchange. Mr. Green is an executive officer of the Company.

      In November 2003, the Board realigned all of its committee assignments and in connection with such realignment, Mr. Hightower replaced Mr. Green as a member of the Committee. Applying the standards referenced above, the Board has determined that Mr. Hightower is “independent.” The Committee is delighted to add his skills and experience to those of the other members and extends its thanks and appreciation to Mr. Green for his outstanding service.

      The Committee met six times during fiscal 2003. At these meetings, the Committee:

(i) conducted a thorough review of, and subsequently revised, its charter;

(ii) held numerous discussions regarding a revised compensation model for all partners and subsequently recommended the adoption of the revised model to the entire Board;

(iii) discussed and approved the participation by Company affiliates in the Company’s ESPP;

(iv) discussed and approved awards under the Company’s SIP;

(v) reviewed Board compensation and approved the payment of additional compensation to members of the Company’s audit committee and recommended that the Board adopt a guideline that each member of the Board hold Accenture Ltd shares, restricted share units and/or options having a minimum value of $150,000; and

(vi) commissioned and received an external survey of peer group senior executive compensation (including compensation of the CEO and other executive officers).

Compensation Philosophy

      Given the Company’s origins as a series of related partnerships, the Company’s compensation philosophy for partners (including the CEO and the other executive officers) previously was based on a system of partner “units.” While this model focused on current recognition and reward for those partners who made the greatest relative contribution to the Company’s performance, it embodied a “lock step” approach to compensation that tended to benefit those partners with the longest tenure with the Company. Under this model, a partner’s compensation was entirely determined on the basis of “units” and paid in cash. The model did not provide long-term incentives and had, as its only source of variable or bonus compensation, the potential for the accrual and payment of variable compensation if the Company achieved the performance levels described in its management plan. Each partner was eligible for an adjustment to his/her compensation, achieved by way of “unit” adjustments, every other year. Although the historical system was retained in connection with the transition to our corporate structure in 2001, our partners took a reduction in compensation of up to 50% and agreed to give up substantial benefits upon retirement that were provided in the partnership structure. The compensation of the Company’s executive officers and all other partners during fiscal 2003 was premised on this model.

Executive Compensation for Fiscal 2003

Fixed Compensation

      As is in prior years, in fiscal 2003, a partners’ income committee consisting of the CEO and more than fifty partners appointed by him (the “PIC”) reviewed evaluations and recommendations concerning the performance of partners on a bi-annual basis to confirm the recommendation for each partner’s relative level of compensation or unit allocation. This determination was approved by the partners and served as a recommendation to the Committee with respect to the unit allocation among our executive officers and was binding with respect to the unit allocation among all other partners.

      The average aggregate number of units outstanding during fiscal 2003 was 796,400 units, with each unit having a value of $1,320. This value was set at the beginning of the fiscal year taking into consideration management’s assessment of the business outlook and market conditions for fiscal 2003.

Variable Compensation

      Partners received a portion of their fiscal 2003 compensation as variable compensation. At the beginning of the fiscal 2003, management established performance targets which, if met or exceeded each quarter, would result in the accrual of variable compensation. Variable compensation is paid out over four quarters in arrears with 25% of the accrued balance paid out each quarter. Amounts accrued are subject to change to accommodate adjustments resulting from below plan performance in future fiscal quarters. After taking these and certain other adjustments (which amounted to approximately $44.61 per unit) into account, the total amount of variable compensation payable to partners for fiscal 2003 was $11 million, or approximately $14.30 per unit. Of this amount, $5.21 per unit was paid to partners in fiscal 2003 and $9.09 per unit was paid in early fiscal 2004.

Equity Compensation

      In fiscal 2003, the Company’s partners, including its executive officers, were eligible to receive grants of equity under the Company’s SIP. Management recommended, however, that no such awards be made, since Company performance did not warrant the issuance of these awards.

Employee Share Purchase Plan

      During a portion of fiscal 2003, the Company’s partners, including its executive officers, were permitted to participate in the Company’s ESPP on the same terms and conditions as all other Accenture employees.

Compensation of the Chief Executive Officer for Fiscal 2003

      In fiscal 2003, Mr. Forehand’s unit allocation was 1,600 units. This allocation reflects the scope and impact of his role, with particular consideration of his ability to articulate and implement the Company’s strategy in a manner which achieves shareholder value over time. The “unit” based partner compensation model in effect in fiscal 2003 did not lend itself to meaningful comparisons against the chief executive officers of many of the Company’s competitors. However, the Committee reviewed and approved Mr. Forehand’s unit allocation after consideration of an independently prepared analysis of chief executive officer compensation. He received no compensation or other benefit beyond that which was available to all other partners.

      Mr. Forehand was eligible for an increased unit allocation in fiscal 2003 but he elected not to accept any such increase.

Changes to Executive Compensation System during Fiscal 2004

      In October 2003, following a lengthy design process (which included consultation with independent compensation experts and peer group analysis) and significant consultation with the partners, the Company’s partners voted to recommend to the Board that it approve changes to the Company’s partner compensation model (including compensation for its executive officers). In November 2003, the Committee reviewed and recommended to the Board that it accept the partners’ recommendation, and the Board approved the changes.

      The new model went into effect as of December 1, 2003 and reflects changes from the Company’s historical approach to partner compensation. It is designed to (i) further enhance the Company’s strong “owner-operator” culture; (ii) more closely align the interest of the Company’s partners and shareholders; and (iii) provide an environment best suited to attracting and retaining executives key to the Company’s continued success. In addition, the model permits the Company to more demonstrably reward those individuals exhibiting exemplary teaming, leadership, value creation, business operations and people development skills and to better differentiate its top performers, giving them superior rewards for superior contributions to the success of the Company.

      The new model substantially increases the variable components of partner compensation by making total compensation much more dependent upon a partner’s individual performance, not just the Company’s performance. The new model attempts to achieve this result primarily through changes made to the prior partner “unit” model that add a degree of variability to the number of units a partner holds from time to time, based on the partner’s individual performance. As such, under the new model, a more significant portion of a partner’s total compensation is at risk.

      Similar to the partner compensation model of prior years, the foundation of the new model is “units.” Under the new model, a partner’s annual compensation is comprised of (i) base compensation paid in cash and determined by the number of “base units” associated with the partner’s level of responsibility (“LoR”) and the value per unit established by management; (ii) bonus compensation (i.e., individual performance), paid in cash (except as described below for executive officers) and determined by the number of “performance units” (determined annually based on the individual partner’s performance over the previous two fiscal year period) and the value per unit established by management; (iii) variable compensation payable to all partners which accrues quarterly and is paid in cash over four quarters in arrears, so long as the Company continues to meet annually defined objectives; (iv) variable compensation payable to all partners and paid in cash annually if the Company’s share price performance (and other measures) exceed predefined targets based on an analysis of a peer group of companies; and (v) additional variable compensation paid in the form of equity grants to top performing partners if the Company meets annually defined objectives. In addition, partners participating in the Company’s Voluntary Equity Investment Program may acquire equity at a discounted price and enjoy compensatory like benefits by virtue of such participation. All equity components of the new model are awarded under the provisions of the Company’s SIP or ESPP. These plans were previously approved by the Company’s shareholders prior to its initial public offering. The specifics of each of these elements of compensation are discussed below.

Base Units

      The Company’s partners, including the CEO and other executive officers, receive annual fixed cash compensation based on the number of “base units” associated with the partner’s LoR. The LoR for each partner was established by management recommendations which were then reviewed and approved by the PIC. The number of base units allocated to a partner (based on that partner’s LoR) remains fixed unless and until there is change in the partner’s LoR.

      The total number of “base units” outstanding as of December 1, 2003 was 541,990. The total number of base units allocated to individual partners ranges from 130 at the lowest LoR level to 675 at the highest LoR level. The “value” of a base unit and a performance unit (discussed below) are identical and in each case is established by management yearly taking into consideration management’s assessment of the business outlook and market conditions for the twelve-month period beginning each December 1.

Performance Units

      Partners may also receive an annual award of “performance units.” While it is anticipated that most partners will be awarded performance units, a grant of such units is not guaranteed and is based on the partner’s job performance and LoR over the prior two year period. The number of any such units awarded to a partner is within a predetermined range, taking into consideration the partner’s LoR and job performance. All recommendations of performance unit awards are made by management, subject to review and approval by the PIC. For the twelve-month period commencing December 1, 2003, 187,535 performance units were awarded, with such awards ranging from 20 to 925 units. Partners with a LoR at all but the highest LoR levels who were awarded performance units will receive additional cash compensation for each such unit awarded.

      The number of performance units awarded to the CEO and other executive officers is determined based on the recommendation of the PIC and by the Committee’s assessment of how well each individual meets his or her annual objectives. Partners at these highest LoR levels who are awarded performance units receive a combination of additional cash and equity awards based on the number of performance units awarded to them. Such partners will receive cash equal to 50% or 75% of the total amount payable in connection with their performance units, and equity in the form of restricted share units for the remaining 25% or 50% of this total amount. The number of restricted share units is determined by dividing the cash value of the 25% or 50% amount to be compensated in restricted share units by an amount equal to 80% of the fair market value of Accenture Ltd Class A shares on the day of the award.

Quarterly Variable Compensation

      As in prior years, management has established quarterly performance objectives which, if met or exceeded, will result in the accrual of variable compensation payable to all partners. As was the case in prior years, any such accrual is subject to change if performance in future quarters falls below planned objectives. Also, similar to prior years, quarterly variable compensation is to be paid to all partners over four quarters in arrears so long as the Company meets annually defined objectives. The amount accrued and paid to each partner is based on the variable compensation established per unit and the number of base units and current year performance units a partner then has.

Annual Variable Compensation

      Subject to the approval of the Committee, an additional payment may be paid to all partners, including the CEO and other executive officers, if the Company’s year end performance exceeds that of a peer group of companies. The aggregate amount of any such payment and the basis upon which it is paid is determined by the Committee.

Equity Based Bonuses for Individual Partners

      In fiscal 2004, if the Company exceeds defined performance objectives, management may propose to the Committee that equity awards (in the form of restricted share units or options) be granted to those partners, including executive officers, whom management has determined have made the most significant contribution to the Company’s performance.

Voluntary Equity Investment Plan

      The new partner compensation model introduces (as a replacement for partner participation in the ESPP) the Voluntary Equity Investment Plan (“VEIP”), a means through which partners (including executive officers) in most countries, subject to an overall cap, may acquire restricted share units or options at a 20% discount. VEIP equity awards are issued under the Company’s SIP. Each participating partner (the election to participate is made annually) may defer up to 30% of his or her monthly pre-tax cash compensation to acquire the equity. Equity purchases under the VEIP will be made on a monthly basis using funds accrued in the prior month. Partners electing to purchase options will be issued two options for each restricted share unit which otherwise could have been purchased with accrued funds. The additional options or restricted share units received as a result of the discount are subject to a vesting schedule.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) places a limit on the tax deduction for compensation in excess of $1 million paid to certain United States “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Given the Company’s current structure, Accenture LLP, the entity in the United States which employs the relevant “covered employees” is not subject to the tax deduction limitations of Section 162(m).

THE COMPENSATION COMMITTEE

Sir Mark Moody-Stuart, Chair
Dina Dublon
William D. Green*
Dennis F. Hightower**

*	Committee member during fiscal 2003 and through 11/13/03

**	Committee member since 11/13/03

Summary Compensation Table

      The following table sets forth, for fiscal 2003, fiscal 2002 and fiscal 2001, the compensation for such periods for our chief executive officer and for each of our four most highly compensated executive officers, other than the chief executive officer, serving as executive officers at the end of fiscal 2003. These five persons are referred to, collectively, as the “Named Executive Officers.”

					Restricted	Securities
				Other Annual	Share Unit	Underlying	All Other
		Salary(1)	Bonus	Compensation	Award(s)	Options	Compensation
	Year	($)	($)	($)	($)	(#)	($)

Joe W. Forehand	2003	2,112,000	94,240	—	—	—	—
Chief Executive Officer and	2002	2,112,000	40,624	—	—	—	—
Chairman of the Board of Directors	2001	5,294,095	—	—	—	—	—
Stephan A. James	2003	1,782,000	79,515	—	—	—	—
Chief Operating Officer—	2002	1,782,000	34,277	—	—	—	—
Capabilities and Director	2001	4,476,101	—	—	—	—	—
Jackson L. Wilson, Jr.	2003	1,716,000	81,777
Chief Executive—	2002	1,848,000	35,546	—	—	—	—
Business Process Outsourcing	2001	4,395,697	—	—	—	—	—
Michael G. McGrath	2003	1,716,000	76,570
Chief Risk Officer	2002	1,716,000	33,007	—	—	—	—
	2001	4,309,092	—	—	—	—	—
William D. Green	2003	1,518,000	67,735	—	—	—	—
Chief Operating Officer—	2002	1,518,000	29,199	—	—	—	—
Client Services	2001	3,317,096	—	—	—	—	—

(1)	Amounts in the table with respect to periods prior to the consummation of Accenture’s transition to a corporate structure on May 31, 2001 consist of distributions of partnership income, including realized gains on investments and return on capital at risk. These amounts are not comparable to executive compensation in the customary sense. With respect to the period subsequent to May 31, 2001, amounts in this table reflect the salary actually paid to the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

      For fiscal 2003, our partners’ compensation, including the compensation of our executive officers, was determined based on the “unit” level of the individual partner. At the beginning of fiscal 2003, the PIC, consisting of our chief executive officer and 59 partners he appointed, reviewed evaluations and recommendations concerning the performance of partners and determined relative levels of compensation, or unit allocation. Based on its review, the committee prepared a partners’ income plan for fiscal 2003, which was submitted to the partners for their approval. Following approval, the plan was submitted to the Compensation Committee as a recommendation with respect to the unit allocation of the chief executive officer and our other principal executive officers.

      As part of Accenture’s budgeting process, the Board approves budgeted amounts for Accenture’s results and cash compensation to the partners, with each partner receiving his or her compensation based on his or her unit allocation. We pay a portion of the total budgeted compensation to partners as a fixed component of compensation and may pay the remainder of the budgeted amount, or more, as a bonus based on actual operating results compared to budgeted amounts. See the Report of the Compensation Committee on Executive Compensation, starting on page 20.

      Sir Mark Moody-Stuart, Mr. Green and Ms. Dublon served as members of the compensation committee in fiscal 2003. Mr. Green is an executive officer. For additional information regarding a previous, but no longer outstanding, advance made by Accenture to Mr. Green, see “Certain Transactions and Relationships— Advances to Partners,” included in this proxy statement as Annex A.

Compensation of Outside Directors

      No director who is an Accenture employee receives additional compensation for serving as a director. Except as noted below, each director who is not an employee of Accenture Ltd or its subsidiaries receives an annual retainer of $50,000, which may be deferred in whole or in part, through the receipt of fully-vested restricted share units, an initial grant of an option to purchase 25,000 Class A common shares upon appointment to the Board and an annual grant of an option to purchase 10,000 Class A common shares. Each grant of options vests fully after one year (or sooner upon death, disability or involuntary termination, or removal from the Board) and generally expires after 10 years. Sir Mark Moody-Stuart has received an additional annual retainer of $125,000 for his service as Lead Outside Director. Steven A. Ballmer has elected not to receive any compensation for his service as a director.

      In addition, each member of our Audit Committee receives additional cash compensation of $5,000 each year for his or her service on the Audit Committee, while the chair of the Audit Committee receives additional cash compensation each year of $10,000. These amounts also may be deferred in whole or in part, through the receipt of fully-vested restricted share units.

Employment Contracts

      Each of our five most highly compensated Named Executive Officers (including our Chief Executive Officer) has entered into an annual employment agreement which is renewed automatically each year. The employment agreements, which are standard employment contracts for Accenture partners, provide that these executive officers will receive compensation as determined by Accenture. Pursuant to the employment agreements, each of the executive officers has also entered into a non-competition agreement whereby each has agreed that, for a specified period, he or she will not (1) associate with and engage in competing services for any competitive enterprise or (2) solicit or assist any other entity in soliciting any of our existing clients or prospective clients for the purposes of providing competing services, perform competing services for any such client, or interfere with or damage any relationship between us and any such client. In addition, each of these executive officers has agreed that for the restricted period he or she will not solicit or employ any Accenture employee or any former employee who ceased working for us within an eighteen-month period before or after the date on which the executive officer’s employment with us or our affiliates terminated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the federal securities laws, our directors, executive officers and 10% shareholders are required within a prescribed period of time to report to the SEC transactions and holdings in Accenture Ltd Class A common shares and Class X common shares. Our directors and executive officers are also required to report transactions and holdings in Accenture SCA Class I common shares. Based solely on a review of the copies of such forms received by us and on written representations from certain reporting persons that no annual corrective filings were required for those persons, we believe that during fiscal 2003 all these filing requirements were timely satisfied.

PERFORMANCE GRAPH

      The performance graph below shows the cumulative total shareholder return on the Class A common shares for the period starting on July 19, 2001, which was the initial trading date of the Class A common shares, to August 31, 2003, which was the end of fiscal 2003. This is compared with the cumulative total returns over the same period of the S&P 500 Index and a peer group index consisting of Cap Gemini SA, Computer Sciences Corporation, Electronic Data Systems Corporation, Hewlett-Packard Company, International Business Machines Corporation and BearingPoint, Inc. The graph assumes that on July 19, 2001, $100 was invested in our Class A common shares and $100 was invested in each of the other two indices, with dividends reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

Comparison of Cumulative Total Return

July 19, 2001 to August 30, 2003

Accenture vs. S&P 500 Stock Index and Peer Group Index

	7/19/01	8/31/01	11/30/01	2/28/02	5/31/02	8/30/02	11/29/02	2/28/03	5/30,03	8/31/03

Accenture	100.000	98.200	149.000	172.600	137.400	108.400	126.900	101.100	115.500	139.500
Peer Group	100.000	93.600	103.700	90.800	78.200	66.200	75.400	65.900	77.200	75.000
S&P 500	100.000	93.300	93.800	91.100	87.800	75.400	77.100	69.200	79.300	83.000

*	The graph is based on an initial price per share of $14.50 for the Class A common shares, which was the initial public offering price on July 19, 2001. The last sale price on that date on the New York Stock Exchange was $15.17.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth, as of December 8, 2003, information regarding the beneficial ownership of Accenture Ltd’s Class A common shares and Class X common shares and Accenture SCA’s Class I common shares held by: (1) each director, director nominee and Named Executive Officer; and (2) all of our directors, director nominees and executive officers as a group. To our knowledge, except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after December 8, 2003. For purposes of computing the percentage of outstanding Class A common shares and/or Class X common shares and/or Class I common shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after December 8, 2003 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Accenture SCA Class I			Accenture Ltd Class A		Accenture Ltd Class X
	common shares			common shares		common shares
								Percentage of
			% of		% of		% of	the total number of
	shares		shares	shares	shares	shares	shares	Class A and Class X
	beneficially		beneficially	beneficially	beneficially	beneficially	beneficially	common shares
Name	owned		owned	owned	owned	owned	owned	beneficially owned

Directors, director nominees and named executive officers:
Joe W. Forehand(1)(2)(3)	1,406,889	(6)	* %	1,000	%	1,406,889	*** %	**** %
Stephan A. James(1)(2)(3)	1,148,676	(7)	*	—	**	1,148,676	***	****
Steven A. Ballmer	—		*	—	**	—	***	****
Dina Dublon(4)	—		*	39,603	**	—	***	****
Karl-Heinz Flöther(1)(2)	—		*	741,079	**	—	***	****
Joel P. Friedman(1)(2)(3)	718,930		*	—	**	718,930	***	****
William D. Green(1)(2)(3)	832,031		*	—	**	832,031	***	****
Dennis F. Hightower	—			—		—
William L. Kimsey	—			—		—
Robert I. Lipp(4)	—		*	175,372	**	—	***	****
Blythe J. McGarvie(4)	—		*	39,603	**	—	***	****
Mark Moody-Stuart(4)	—		*	41,229	**	—	***	****
Masakatsu Mori(1)(2)	—		*	692,895	**	—	***	****
Wulf von Schimmelmann(5)	—		*	35,000	**	—	***	****
Carlos Vidal(1)(2)(3)	762,707		*	2,874	**	—	***	****
Jackson L. Wilson, Jr.(1)(2)(3)	906,595	(8)	*	3,177	**	906,595	***	****
Michael G. McGrath(1)(2)(3)	823,229		*	—	**	823,229	***	****
All directors, director nominees and executive officers as a group (31 persons)	13,618,234		1.5%	3,740,779	0.7%	11,382,521	2.7%	1.6%

*	Less than 1% of Accenture SCA’s Class I common shares outstanding.
**	Less than 1% of Accenture Ltd’s Class A common shares outstanding.
***	Less than 1% of Accenture Ltd’s Class X common shares outstanding.
****	Less than 1% of the total number of Accenture Ltd’s Class A common shares and Class X common shares outstanding.
(1)	Address is c/o Accenture, 1661 Page Mill Road, Palo Alto, California 94304 USA.
(2)	Excludes the common shares subject to the voting agreement referred to below that are owned by other parties to the voting agreement. Each of Joe W. Forehand, Stephan A. James, Karl-Heinz Flöther, Joel P. Friedman, William D. Green, Masakatsu Mori, Carlos Vidal, Jackson L. Wilson, Jr. and Michael G. McGrath is a party to the Voting Agreement. Each of these individuals, however, disclaims beneficial ownership of the common shares subject to the voting agreement other than those specified above for him individually. See “Certain Transactions and Relationships—Accenture Ltd Voting Agreement.”
(3)	Subject to contractual transfer restrictions, Accenture SCA is obligated, at the option of the holder of its shares and at any time, to redeem any outstanding Accenture SCA Class I common shares held by the holder. The redemption price per share generally is equal to the market price of an Accenture Ltd Class A common share at the time of the redemption. Accenture SCA has the option to pay this redemption price with cash or by delivering Accenture Ltd Class A common shares on a one-for-one basis. Each time an Accenture SCA Class I common share is redeemed from a holder, Accenture Ltd has the option, and intends to, redeem an Accenture Ltd Class X common share from that holder, for a redemption price equal to the par value of the Accenture Ltd Class X common share, or $.0000225.
(4)	Includes 35,000 Accenture Ltd Class A common shares that could be acquired through the exercise of share options within 60 days from December 8, 2003.
(5)	Consists of 35,000 Accenture Ltd Class A common shares that could be acquired through the exercise of share options within 60 days from December 8, 2003.
(6)	Includes 200,000 Accenture SCA Class I common shares held by a limited partnership in which Mr. Forehand has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.
(7)	Includes 225,000 Accenture SCA Class I common shares held by a limited partnership in which Mr. James has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.
(8)	Includes 296,766 Accenture SCA Class I common shares held by a grantor retained annuity trust in which Mr. Wilson has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

OF ANY CLASS OF VOTING SECURITIES

      The following table sets forth information as of December 8, 2003 about persons whom we know to be beneficial owners of more than 5% of the issued and outstanding Class A common shares or Class X common shares. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after December 8, 2003. For purposes of computing the percentage of outstanding Class A common shares and/or Class X common shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after December 8, 2003 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Accenture Ltd Class A		Accenture Ltd Class X
	common shares		common shares		Percentage of
					the total number of
	shares	% of shares	Shares	% of shares	Class A and Class X
	beneficially	beneficially	beneficially	beneficially	common shares
Name and Address of Beneficial Owner	owned	owned	owned	owned	beneficially owned

Parties to the voting provisions of the Voting Agreement
c/o Accenture Ltd
Canon’s Court, 22 Victoria Street
Hamilton HM12, Bermuda(1)	120,485,656	23.6%	237,290,396	55.3%	38.1%
Stichting Naritaweg I
Naritaweg 155
1043 BW Amsterdam
The Netherlands	—	—	26,032,431	6.1%	2.8%
Stichting Naritaweg II
Naritaweg 155
1043 BW Amsterdam
The Netherlands	—	—	29,670,595	6.9%	3.2%
Wellington Management Co. LLP
75 State Street
Boston, Massachusetts 02109	34,845,866	6.8%	—	—	3.7%

(1)	Each party to the Voting Agreement disclaims beneficial ownership of the shares subject to the Voting Agreement owned by any other party to the agreement. See “Certain Transactions (1) and Relationships—Accenture Ltd Voting Agreement.”

     Two Dutch foundations, Stichting Naritaweg I and Stichting Naritaweg II, hold Accenture Ltd Class X common shares that would otherwise have been held by some of our partners. These foundations’ shares will be voted in any vote of Accenture Ltd shareholders in accordance with the preliminary vote taken by our partners, although the foundations will not participate in the preliminary vote. See “Certain Transactions and Relationships—Accenture Ltd Voting Agreement” included in this proxy statement as Annex A for a discussion of the preliminary vote.

      As of December 8, 2003, Accenture SCA, the Accenture Stock Employee Compensation Trust and certain affiliates of Accenture SCA and Accenture Ltd directly and indirectly beneficially owned an aggregate of 23,853,946 Accenture Ltd Class A common shares, or 4.5% of the outstanding Class A common shares. Accenture SCA, these affiliates and the Accenture Stock Employee Compensation Trust expect to exercise their power to vote or direct the vote of the Class A common shares beneficially owned by them in a manner that will have no impact on the outcome of any vote of the shareholders of Accenture Ltd.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

      Please refer to Annex A for a description of certain transactions that have occurred during our last fiscal year and certain relationships, which Annex A is hereby incorporated by reference.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

      Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of the outstanding Class A common shares and Class X common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders.

      The 2005 Annual General Meeting of Shareholders is expected to occur in February 2005. Generally, under Bermuda law, notice of a proposal must be received at least six weeks before the date of the meeting. If you would like to submit a shareholder proposal, please send it to our General Counsel and Secretary at 1661 Page Mill Road, Palo Alto, California, 94304, USA.

      If you submit a shareholder proposal and would like that proposal to be included in our proxy statement for the 2005 meeting in accordance with the rules established by the SEC, then pursuant to Rule 14a-8, your proposal must be received by us by August 31, 2003. In order for your proposal to be included in the proxy statement, the proposal must comply with the requirements established by the SEC.

      In addition, if you submit a shareholder proposal that meets the notice requirements under Bermuda law but we have not received your proposal by November 14, 2004, then under the SEC’s Rule 14a-4, the proxies we receive will confer discretionary authority to management, giving them the ability to vote the shares covered by the proxies on your shareholder proposal, without additional proxy statement disclosure about the matter.

INCORPORATION BY REFERENCE

      To the extent that this proxy statement is incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Nominating & Governance Committee,” “Report of the Audit Committee,” “Report of the Compensation Committee on Executive Compensation” and “Performance Graph” will not be deemed incorporated, unless specifically provided otherwise in that other filing.

SUBMITTING YOUR PROXY BY TELEPHONE OR VIA THE INTERNET

      You may submit your proxy either by mail, by telephone or via the Internet. Please see the proxy instructions that accompany this proxy statement for details on how to submit your proxy by any of these methods.

      If you submit your proxy by telephone or via the Internet, then in order for your vote to be counted, your proxy must be received by 11:59 p.m., Eastern Standard Time, on February 4, 2003 (February 1, 2004 for Accenture employees who are submitting proxies for shares purchased through our employee share purchase plan and held by SSB). Even if you submit your proxy by telephone or via the Internet, you can still vote your shares in person if you decide to attend the Annual Meeting.

      The telephone and Internet proxy submission procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet proxy submission procedures that have been made available to you are consistent with the requirements of applicable law. If you submit your proxy via the Internet, then you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which you must bear.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

      Our shareholder communications are available electronically. You may elect to receive or access future copies of these materials electronically as an alternative to receiving printed copies by mail. By signing up for electronic delivery, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. If you are an employee shareholder, then you will receive these materials electronically but will have the right to receive printed copies by mail. To sign up for electronic delivery, please submit your proxy via the Internet at www.votefast.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years, or you can check the box on your proxy card to indicate that you agree to receive or access these communications electronically.

CONTACTING THE BOARD OR OUR LEAD OUTSIDE DIRECTOR

      The Board welcomes your questions and comments. Procedures for contacting the Board are included in the Corporate Governance section of our website, at www.accenture.com. In addition, if you would like to communicate directly with our outside directors as a group or with our Lead Outside Director, or if you have a concern related to Accenture’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your request for communications or your concerns to our General Counsel and Secretary, Accenture Ltd, 1661 Page Mill Road, Palo Alto, California, 94304, USA. All communication requests will be forwarded to our Lead Outside Director, and all concerns will be forwarded as appropriate. Our Code of Business Ethics and underlying policies prohibit any retaliation or other adverse action against any employee for raising a concern. If you wish to raise your concern in an anonymous manner, then you may do so. We also have established various mechanisms for communicating concerns or questions to our compliance office; those with such concerns may send an e-mail to compliance.program@accenture.com or contact the Accenture Ethics Line by phone at 1-312-737-8262.

December 26, 2003

ANNEX A

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Reorganization and Related Transactions

      We completed a series of transactions during fiscal 2001 and fiscal 2002 in order to have Accenture assume a corporate structure. The principal reorganization transactions and related transactions are summarized below.

•	Our partners received shares in our global corporate structure in lieu of their interests in our local business operations. Our partners in Australia, Denmark, France, Italy, Norway, Spain, Sweden and the United States received Accenture SCA Class I common shares in lieu of their interests in our local operations in those countries. Our partners in Canada and New Zealand received Accenture Canada Holdings exchangeable shares in lieu of their interests in our local operations in those countries. Our partners elsewhere received Accenture Ltd Class A common shares in lieu of their interests in our local operations in the relevant countries. Most of our partners receiving Accenture SCA Class I common shares or Accenture Canada Holdings exchangeable shares received a corresponding number of Accenture Ltd Class X common shares.

•	In connection with our transition to a corporate structure, each partner’s paid-in capital was returned to that partner.

•	We distributed to our partners earnings undistributed as of the date of the consummation of our transition to a corporate structure.

Share Management Plan

      We recognize the need to address three important objectives related to the ownership of Accenture Ltd Class A common shares: increased public float, broader ownership of the Accenture Ltd Class A common shares and the orderly entry of our shares into the market. We also recognize the needs of our partners to diversify their portfolios and to achieve additional liquidity over time. To balance these objectives, and to effectively incent our current and future partners, since the first half of fiscal 2002 we have implemented a number of arrangements, which we refer to collectively as our “Share Management Plan,” and which currently include the components described below.

Common Agreements

      Following are descriptions of the material terms of the Accenture Ltd common agreement and the Accenture SCA common agreement, the forms of which have been filed as exhibits to our Annual Report on Form 10-K. As of December 8, 2003, over 3,200 of our partners and former partners, holding over 577,200,000 Accenture Ltd Class A common shares, Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares, including substantially all of such shares held by our partners and former partners and previously received by them in connection with our transition to a corporate structure, have executed one or both of these common agreements.

Accenture Ltd Common Agreement

      Accenture Ltd and certain of the covered persons under the voting agreement described below under “—Accenture Ltd Voting Agreement” have entered into a common agreement, and each other person who becomes a partner in the future will be required to enter into the common agreement, under which each such covered person agrees not to transfer any of his or her covered shares under the voting agreement until July 24, 2005, except:

•	to participate as a seller in underwritten public offerings, share purchases, sales or redemptions or other transactions, in each case as approved in writing by Accenture Ltd; and/or

•	to estate and/or tax planning vehicles, family members and charitable organizations that agree to become bound by transfer restrictions substantially similar to the terms of the common agreement and those described under “—Accenture Ltd Voting Agreement— Transfer Restrictions” below, in each case as approved in writing by Accenture Ltd as further described below under “—Family and Charitable Transfer Program.”

      These limitations are not affected by a covered person’s retirement status but do terminate upon the death of the covered person. Notwithstanding these limitations, a covered person may (1) exchange Accenture Canada Holdings exchangeable shares for Accenture Ltd Class A common shares and (2) pledge his or her covered shares subject to the terms described under “—Accenture Ltd Voting Agreement— Transfer Restrictions” below.

      Partners and former partners party to the voting agreement continue to be subject to the voting agreement, whether or not they enter into the Accenture Ltd Common Agreement.

Accenture SCA Common Agreement

      Accenture SCA and certain of the covered persons under the transfer rights agreement described below under “—Accenture SCA Transfer Rights Agreement” have entered into a common agreement under which each such covered person agrees not to transfer any of his or her covered shares under the transfer rights agreement until July 24, 2005, except:

•	to participate as a seller in underwritten public offerings, share purchases, sales or redemptions or other transactions, in each case as approved in writing by Accenture SCA or Accenture Ltd; and/or

•	to estate and/or tax planning vehicles, family members and charitable organizations that agree to become bound by transfer restrictions substantially similar to the terms of the common agreement and those described under “—Accenture SCA Transfer Rights Agreement— Transfer Restrictions” below, in each case as approved in writing by Accenture SCA or Accenture Ltd as further described below under “—Family and Charitable Transfer Program.”

      These limitations are not affected by a covered person’s retirement status but do terminate upon death of the covered person. Notwithstanding these limitations, (1) a covered person may redeem Accenture SCA Class I common shares, provided that any securities that may be received by such covered person in respect of such redemption shall be subject to the above-described restrictions on transfer and (2) at any time after May 31, 2004, a covered person may require Accenture SCA to redeem his or her Class I common shares for a redemption price per share generally equal to the lower of the market price of an Accenture Ltd Class A common share and $1, and (3) a covered person may pledge his or her covered shares, in each case subject to the terms described under “—Accenture SCA Transfer Rights Agreement— Transfer Restrictions” below.

      We expect that any transfers described above will be approved under Accenture SCA’s articles of association.

      Partners and former partners party to the transfer rights agreement continue to be subject to the transfer rights agreement, whether or not they enter into the Accenture SCA common agreement.

Public Offerings

      We have facilitated, and expect to facilitate in the future, public offerings of Accenture Ltd Class A common shares by Accenture Ltd, our partners, former partners and their permitted transferees. Unless otherwise indicated in connection with any such offering, we use the net proceeds from any sales by Accenture Ltd of its Class A common shares to purchase or redeem, as the case may be, Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares from our partners, former partners and their permitted transferees holding these shares. Since our initial public offering in July 2001, we have facilitated three such offerings, as well as related purchases and redemptions, in which our partners, former partners and their permitted transferees have directly or indirectly sold or redeemed, as the case may be, approximately 61 million Accenture Ltd Class A common shares and approximately 131 million Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares to Accenture.

Family and Charitable Transfer Program

      We have approved, and expect to approve in the future, certain estate and/or tax planning strategies that allow the value of a partner’s shares to be transferred directly or indirectly through tax planning vehicles which may reduce estate, gift, wealth or income taxes of either the partner or the recipient of the shares. We believe that these strategies have been implemented with minimal involvement or expense by Accenture. Partners wishing to use these family and charitable transfers are required to work with identified local tax and legal advisors to assure that the transfers comply with Accenture’s requirements.

      We have imposed conditions on these transfers, such as requiring that (1) any transferee be bound by transfer restrictions substantially similar to the terms of the common agreements, the voting agreement and/or the transfer rights agreement, as applicable, (2) except as where expressly approved in transactions where tax and/or estate planning purposes cannot otherwise be achieved, sole voting power over transferred shares be retained by partners, and (3) Accenture be indemnified for any legal or tax liability arising from the use of the family and charitable transfer. Family and charitable transfers are only permitted to the extent that such transfers do not impair the required collateral of shares previously pledged by partners pursuant to the applicable non-competition agreement.

      As of December 8, 2003 more than 16 million Accenture Ltd Class A common shares, Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares had been transferred in accordance with this program.

Quarterly Partner Share Transactions

      Commencing in calendar year 2002, we permitted partners and former partners who are bound by the common agreements, as well as their permitted transferees who generally have agreed to restrictions comparable to those in the common agreements, to sell or redeem shares in quarterly transactions with us or third parties at or below market prices. These quarterly transactions have included, among others, sales of Accenture Ltd Class A common shares in accordance with the manner of sale provisions of Rule 144 under the Securities Act by those of our partners and former partners holding these shares, as well as redemptions, purchases and exchanges by Accenture of Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares from our partners and former partners holding these shares. These redemptions, purchases and exchanges have been at ratable levels with the sales of the Class A common shares by our partners, former partners and their permitted transferees pursuant to Rule 144. To be eligible for these opportunities, the transfer restrictions applicable to such shares in the voting agreement or transfer rights agreement (or other agreements to which permitted transferees have agreed) must no longer be in effect.

      As of December 8, 2003 through these and other transactions, our partners and former partners and their permitted transferees have sold approximately 10 million Accenture Ltd Class A common shares and sold or redeemed approximately 24.5 million Accenture SCA Class I common shares and Accenture Canada Holdings exchangeable shares to Accenture.

Partner Payments

      We have required certain of our partners, former partners and their permitted transferees, any time they sell shares in Accenture-approved underwritten public offerings, to pay to us an amount equal to 3% of the gross proceeds from the sale of the shares, less the amount of any underwriting discount. Similarly, certain of our partners, former partners and their permitted transferees participating in any quarterly share transactions have been required to pay to us an amount equal to 3 1/2% of the gross proceeds, less any brokerage costs. We have applied these amounts to cover our expenses in connection with these transactions, with the excess being applied to fund the share employee compensation trust described below.

Accenture Stock Employee Compensation Trust

      In order to preserve Accenture’s partnership culture and sense of stewardship, we have created a share employee compensation trust through which we acquire Accenture Ltd Class A common shares to provide shares for select Accenture employee benefits, such as equity awards to future partners. In fiscal 2003, the Board authorized an additional $150 million for use by the Accenture Stock Employee Compensation Trust (“SECT”) in acquiring Accenture Ltd Class A common shares in open-market purchases. As of December 8, 2003, the SECT had purchased 24.7 million Accenture Ltd Class A common shares in open-market purchases and approximately 6 million of these shares have now been awarded to employees in satisfaction of employee awards granted under the Accenture Ltd 2001 Share Incentive Plan.

Future Possibilities

      We have designed the common agreements with the flexibility to accommodate changes and additions to the Share Management Plan. We will continue to review other opportunities that are compatible with the objectives of the Share Management Plan.

Accenture Ltd Voting Agreement

      Following is a description of the material terms of the voting agreement the form of which has been filed as an exhibit to our Annual Report on Form 10-K.

Persons and Shares Covered

      Accenture Ltd and each of our partners who owns Accenture Ltd Class A common shares or Class X common shares have entered into a voting agreement, and each other person who becomes a partner will be required to enter into the voting agreement. We refer to the parties to the voting agreement, other than Accenture Ltd, as “covered persons.”

      The Accenture Ltd shares covered by the voting provisions of the voting agreement generally include (1) any Accenture Ltd Class X common shares that are held by a partner, (2) any Accenture Ltd Class A common shares beneficially owned by a partner at the time in question and also as of or prior to the initial public offering of the Accenture Ltd Class A common shares in July 2001 and (3) any Accenture Ltd Class A common shares if they are received from us while an employee, a partner or in connection with becoming a partner or otherwise acquired if the acquisition is required by us and not otherwise excluded by action or decision of the partner matter representatives described under “Accenture Ltd Voting Agreement—Administration and Resolution of Disputes” below. We refer to the shares covered by the voting agreement as “covered shares.” Accenture Ltd Class A common shares purchased by a covered person in the open market or, subject to certain limitations, in an underwritten public offering, generally are not subject to the voting agreement. When a covered person ceases to be an employee of Accenture, the shares held by that covered person will no longer be subject to the voting provisions of the voting agreement described below under “—Voting.”

      Each partner elected after the initial public offering of the Accenture Ltd Class A common shares in July 2001 agrees in the voting agreement to own at least 5,000 Accenture Ltd Class A common shares by the end of the third year after that covered person becomes a partner and to hold at least that number of shares for so long as that covered person is a partner.

Transfer Restrictions

      By entering into the voting agreement, each covered person has agreed, among other things, to:

•	except as described below, maintain beneficial ownership of his or her covered shares received on or prior to July 24, 2001 for a period of eight years thereafter;

•	maintain beneficial ownership of at least 25% of his or her covered shares received on or prior to July 24, 2001 as long as he or she is an employee of Accenture; and

•	comply with certain additional transfer restrictions imposed by or with the consent of Accenture from time to time, including in connection with offerings of securities by Accenture Ltd.

      Notwithstanding the transfer restrictions described in this summary, covered persons who continue to be employees of Accenture will be permitted to transfer a percentage of the covered shares received by them on or prior to July 24, 2001 and owned by them commencing on July 24, 2002 as follows:

Cumulative percentage
of shares permitted
to be transferred	Years after July 24, 2001

10%	1 year
25%	2 years
35%	3 years
45%	4 years
55%	5 years
65%	6 years
75%	7 years
100%	The later of (a) 8 years and (b) end of employment by Accenture

      Partners retiring from Accenture at the age of 50 or above have been permitted to transfer covered shares they own on an accelerated basis as follows:

Percentage of remaining
transfer restricted shares
Age at retirement	permitted to be transferred

56 or older	100%
55	87.5%
54	75%
53	62.5%
52	50%
51	37.5%
50	25%

In addition, beginning on July 24, 2002, a retired partner who reaches the age of 56 is permitted to transfer any covered shares he or she owns. Any remaining shares owned by a retiring partner for which transfer restrictions are not released on an accelerated basis will be eligible to be transferred as if the retiring partner continued to be employed by Accenture until July 24, 2009.

      Partners who became disabled before our transition to a corporate structure are permitted to transfer all of their covered shares commencing on July 24, 2002. Partners who become disabled following our transition to a corporate structure will be subject to the general transfer restrictions applicable to our employees or, if disabled after the age of 50, will benefit from the accelerated lapses of transfer restrictions applicable to retired partners.

      All transfer restrictions applicable to a covered person under the voting agreement terminate upon death.

      If Accenture approves in writing a covered person’s pledge of his covered shares to a lender, foreclosures by the lender on those shares, and any subsequent sales of those shares by the lender, are not restricted, provided that the lender must give Accenture a right of first refusal to buy any shares at the market price before they are sold by the lender. Accenture has expressed its intention to terminate the only lending relationship approved pursuant to these provisions on or before December 31, 2003. See “—Partner Liquidity Arrangements” below.

      Notwithstanding the transfer restrictions described in this summary, Accenture Ltd Class X common shares may not be transferred at any time, except upon the death of a holder of Class X common shares or with the consent of Accenture Ltd.

      Accenture Canada Holdings exchangeable shares held by covered persons are also subject to the transfer restrictions in the voting agreement.

      We expect that the above-described transfer restrictions may be waived to permit sales in underwritten public offerings, share purchases, redemptions or other transactions approved by Accenture and to permit family and charitable transfers approved by Accenture by those partners that have agreed to the transfer restrictions described above in the common agreements on any other transfers of their equity interests until July 24, 2005. See “—Share Management Plan” for a discussion of the terms of these restrictions on transfer. For a description of how the transfer restrictions described in the voting agreement may be waived, see “—Waivers and Adjustments” below.

Other Restrictions

      The voting agreement also prevents covered persons who are employees of Accenture from engaging in the following activities with any person who is not a covered person who is an employee of Accenture or a director, officer or employee of Accenture:

•	participating in a proxy solicitation with respect to shares of Accenture;

•	depositing any covered shares in a voting trust or subjecting any of these shares to any voting agreement or arrangement;

•	forming, joining or in any way participating in a “group” that agrees to vote or dispose of shares of Accenture in a particular manner;

•	except as provided in the partner matters agreement, proposing certain transactions with Accenture;

•	seeking the removal of any member of the Board or any change in the composition of the Board;

•	making any offer or proposal to acquire any securities or assets of Accenture; or

•	participating in a call for any special meeting of the shareholders of Accenture Ltd.

Voting

      Under the voting agreement, prior to any vote of the shareholders of Accenture Ltd, a separate, preliminary vote of the covered shares owned by covered persons who are employees of Accenture will be taken on each matter upon which a vote of the shareholders is proposed to be taken. Subsequently, all of these covered shares will be voted in the vote of the shareholders of Accenture Ltd in accordance with the majority of the votes cast in the preliminary vote.

      Notwithstanding the foregoing, in elections of directors, all covered shares owned by covered persons who are our employees will be voted in favor of the election of those persons receiving the highest numbers of votes cast in the preliminary vote. In the case of a vote for an amendment to Accenture Ltd’s constituent documents, or with respect to an amalgamation, liquidation, dissolution, sale of all or substantially all of its property and assets or any similar transaction with respect to Accenture Ltd, all covered shares owned by covered persons who are our employees will be voted against the proposal unless at least 66 2/3% of the votes in the preliminary vote are cast in favor of that proposal, in which case all of these covered shares will be voted in favor of the proposal.

      So long as the covered shares owned by covered persons that are our employees represent a majority of the outstanding voting power of Accenture Ltd, partners from any one country will not have more than 50% of the voting power in any preliminary vote under the voting agreement.

Term and Amendment

      The voting agreement will continue in effect until the earlier of April 18, 2051 and the time it is terminated by the vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are our employees. The transfer restrictions will not terminate upon the expiration or termination of the voting agreement unless they have been previously waived or terminated under the terms of the voting agreement. The voting agreement may generally be amended at any time by the affirmative vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are our employees. Amendment of the transfer restrictions also requires the consent of Accenture Ltd.

Waivers and Adjustments

      The transfer restrictions and the other provisions of the voting agreement may be waived at any time by the partners representatives to permit covered persons to:

•	participate as sellers in underwritten public offerings of common shares and tender and exchange offers and share purchase programs by Accenture;

•	transfer covered shares in family or charitable transfers;

•	transfer covered shares held in employee benefit plans; and

•	transfer covered shares in particular situations (for example, to immediate family members and trusts).

      Subject to the foregoing, from time to time, pursuant to the terms of the voting agreement, the partners representatives may also approve limited relief from the existing share transfer restrictions for specified partners or groups of partners in connection with particular retirement, employment and severance arrangements that we determine to be important to the execution of our business strategy. The provisions of the voting agreement may generally be waived by the affirmative vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are our employees. A general waiver of the transfer restrictions also requires the consent of Accenture Ltd.

Administration and Resolution of Disputes

      The terms and provisions of the voting agreement are administered by the partners representatives, who are both partners of Accenture and members of the Board and who agree to serve in such capacity. The partners representatives have the sole power to enforce the provisions of the voting agreement. No persons not a party to the voting agreement are beneficiaries of the provisions of the voting agreement.

Accenture SCA Transfer Rights Agreement

      Following is a description of the material terms of the transfer rights agreement the form of which has been filed as an exhibit to our Annual Report on Form 10-K.

Persons and Shares Covered

      Accenture SCA and each of our partners who owns shares of Accenture SCA have entered into a transfer rights agreement. We refer to parties to the transfer rights agreement, other than Accenture SCA, as “covered persons.”

      The Accenture SCA shares covered by the transfer rights agreement generally include all Class I common shares of Accenture SCA owned by a covered person. We refer to the shares covered by the transfer rights agreement as “covered shares.”

Transfer Restrictions

      The articles of association of Accenture SCA provide that shares of Accenture SCA (other than those held by Accenture Ltd) may be transferred only with the consent of the Accenture SCA supervisory board or its delegate, the Accenture SCA partners committee. In addition, by entering into the transfer rights agreement, each party (other than Accenture Ltd) agrees, among other things, to:

•	except as described below, maintain beneficial ownership of his or her covered shares received on or prior to July 24, 2001 for a period of eight years thereafter;

•	maintain beneficial ownership of at least 25% of his or her covered shares received on or prior to July 24, 2001 as long as he or she is an employee of Accenture; and

•	comply with certain other transfer restrictions when requested to do so by Accenture.

      Notwithstanding the transfer restrictions described in this summary, covered persons who continue to be employees of Accenture will be permitted to transfer a percentage of the covered shares received by them on or prior to July 24, 2001 and owned by them commencing on July 24, 2002 as follows:

Cumulative percentage
of shares permitted
to be transferred	Years after July 24, 2001

10%	1 year
25%	2 years
35%	3 years
45%	4 years
55%	5 years
65%	6 years
75%	7 years
100%	The later of (a) 8 years and (b) end of employment by Accenture

      Partners retiring from Accenture at the age of 50 or above will be permitted to transfer covered shares they own on an accelerated basis commencing on July 24, 2002 as follows:

Percentage of remaining
transfer restricted shares
Age at retirement	permitted to be transferred

56 or older	100%
55	87.5%
54	75%
53	62.5%
52	50%
51	37.5%
50	25%

      In addition, beginning on July 24, 2002, a retired partner who reaches the age of 56 is permitted to transfer any covered shares he or she owns. Any remaining shares owned by a retiring partner for which transfer restrictions are not released on an accelerated basis will be eligible to be transferred as if the retiring partner continued to be employed by Accenture until July 24, 2009.

      Partners who became disabled before our transition to a corporate structure are permitted to transfer all of their covered shares commencing on July 24, 2002. Partners who become disabled following our transition to a corporate structure will be subject to the general transfer restrictions applicable to our employees or, if disabled after the age of 50, will benefit from the accelerated lapses of transfer restrictions applicable to retired partners.

      In addition, at any time after May 31, 2004, covered persons holding Accenture SCA Class I common shares may, without restriction, require Accenture SCA to redeem any Accenture SCA Class I common share held by such holder for a redemption price per share generally equal to the lower of the market price of an Accenture Ltd Class A common share and $1. Accenture SCA may, at its option, pay this redemption price in cash or by delivering Accenture Ltd Class A common shares.

      All transfer restrictions applicable to a covered person under the transfer rights agreement terminate upon death.

      If Accenture approves in writing a covered person’s pledge of his or her covered shares to a lender, foreclosures by the lender on those shares and any subsequent sales of those shares by the lender are not restricted, provided that the lender must give Accenture a right of first refusal to buy any shares at the market price before they are sold by the lender. Accenture has expressed its intention to terminate the only lending relationship approved pursuant to these provisions on or before December 31, 2003. See “Partner Liquidity Arrangements” below.

      We expect that the above-described transfer restrictions will be waived to permit sales in underwritten public offerings, share purchases or redemptions or transfers in other transactions approved by Accenture and to permit transfers to estate and/or tax planning vehicles approved by Accenture by those partners that have agreed to restrictions on any other transfers of their equity interests until July 24, 2005. See “—Share Management Plan” for a discussion of the terms of this restriction on transfer. For a description of the waiver provisions relating to these transfer restrictions, see “—Waivers and Adjustments” below.

Term and Amendment

      The transfer rights agreement will continue in effect until the earlier of April 18, 2051 and the time it is terminated by the vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are our employees. The transfer restrictions will not terminate upon the expiration or termination of the transfer rights agreement unless they have been previously waived or terminated under the terms of the transfer rights agreement. The transfer rights agreement may generally be amended at any time by the affirmative vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are our employees. Amendment of the transfer restrictions also requires the consent of Accenture SCA.

Waivers and Adjustments

      The transfer restrictions and the other provisions of the transfer rights agreement may be waived at any time by the Accenture SCA partners committee to permit covered persons to:

•	participate as sellers in underwritten public offerings of common shares and tender and exchange offers and share purchase programs by Accenture;

•	transfer covered shares to charities, including charitable foundations;

•	transfer covered shares held in employee benefit plans; and

•	transfer covered shares in particular situations (for example, to immediate family members and trusts).

      Subject to the foregoing, from time to time, pursuant to the terms of the transfer rights agreement, the Accenture SCA partners committee may also approve limited relief from the existing share transfer restrictions for specified partners or groups of partners in connection with particular retirement, employment and severance arrangements that we determine to be important to the execution of our business strategy. The provisions of the transfer rights agreement may generally be waived by the affirmative vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are employees of Accenture. A general waiver of the transfer restrictions also requires the consent of Accenture SCA.

Administration and Resolution of Disputes

      The terms and provisions of the transfer rights agreement are administered by the Accenture SCA partners committee, which consists of persons who are both partners of Accenture and members of the supervisory board of Accenture SCA and who agree to serve in such capacity. The Accenture SCA partners committee has the sole power to enforce the provisions of the transfer rights agreement. No persons not a party to the transfer rights agreement are beneficiaries of the provisions of the transfer rights agreement.

Partner Matters Agreement

      Following is a description of the material terms of the partner matters agreement, the form of which has been filed as an exhibit to our Annual Report on Form 10-K.

General; Persons and Shares Covered

      Accenture Ltd and, with limited exceptions, each of our partners have entered into a partner matters agreement, and each other person who becomes a partner will be required to enter into the partner matters agreement. The purpose of the partner matters agreement is to establish procedures for continued involvement of our partners in certain Accenture governance issues. Partners will vote in partner matters votes held in accordance with the partner matters agreement based on, generally, (1) all Accenture Ltd common shares, restricted share units and options to acquire Accenture Ltd common shares held by a partner if they were received from us as a partner or in connection with becoming a partner and (2) all Accenture Ltd common shares otherwise acquired by a partner if the acquisition is required by us. Accenture Ltd common shares, restricted share units and options to acquire Accenture Ltd common shares acquired as our employee, prior to becoming a partner, will not be relevant to a partner’s vote in a partner matters vote. Accenture Ltd common shares purchased by partners in the open market will also not be relevant to a partner’s vote in a partner matters vote, unless such purchase was required by us.

      The partner matters agreement provides, among other things, mechanisms for our partners to:

•	have selected since our initial public offering, five partner nominees for membership on the Board, as well as their replacements, should any of these partner-nominated directors fail to complete their specified terms of office;

•	make a non-binding recommendation to the Board through a committee of partners regarding the selection of a chief executive officer of Accenture Ltd in the event a new chief executive officer is appointed within the first four years after our initial public offering;

•	vote on new partner admissions;

•	approve the partners’ income plan as described below; and

•	hold non-binding votes with respect to any decision to eliminate or materially change the current practice of allocating partner compensation on a relative, or “unit,” basis.

      Under the terms of the partner matters agreement, a partners’ income committee, consisting of the chief executive officer and partners he or she appoints, reviews evaluations and recommendations concerning the performance of partners and determines relative levels of income participation, or unit allocation. Based on its review, the committee will prepare a partners’ income plan, which then must be submitted to the partners in a partner matters vote. If the plan is approved by a 66 2/3% partner matters vote, it is: (1) binding with respect to the income participation or unit allocation of all partners other than the principal executive officers of Accenture Ltd (including the chief executive officer), subject to the impact on overall unit allocation of determinations by the Board or the compensation committee of the

Board of the unit allocation for the executive officers, unless otherwise determined by the Board ; and (2) submitted to the compensation committee of the Board as a recommendation with respect to the income participation or unit allocation of the chief executive officer and the other principal executive officers of Accenture Ltd.

      Partners continue to vote on the admission of new partners. New partners will be approved by a 66 2/3% partner matters vote.

Term and Amendment; Waivers and Adjustments

      The partner matters agreement will continue in effect until it is terminated by a 66 2/3% partner matters vote.

      Any partner who ceases to be a partner of Accenture will no longer be a party to the partner matters agreement. The partner matters agreement may generally be amended or waived at any time by a 66 2/3% partner matters vote.

Administration and Resolution of Disputes

      The terms and provisions of the partner matters agreement are administered by the partner matters representatives, who are both partners of Accenture and members of the Board and who agree to serve in such capacity. The partner matters representatives have the sole power to enforce the provisions of the partner matters agreement. No persons not a party to the partner matters agreement are beneficiaries of the provisions of the partner matters agreement.

Non-Competition Agreement

      Following is a description of the material terms of the non-competition agreements, the forms of which have been filed as exhibits to our Annual Report on Form 10-K.

Persons Covered

      Each of our partners as of the date of the consummation of our transition to a corporate structure has entered into a non-competition agreement.

Restricted Activities

      Each partner party to a non-competition agreement has agreed that, for a “restricted period” ending on the later of five years following the date of the initial public offering of the Accenture Ltd Class A common shares in July 2001 or 18 months following the termination of that partner’s employment with us or our affiliates, he or she will not (1) associate with and engage in competing services for any competitive enterprise or (2) solicit or assist any other entity in soliciting any client or prospective client for the purposes of providing consulting services, perform competing services for any client or prospective client, or interfere with or damage any relationship between us and a client or prospective client.

      In addition, each partner has agreed that for the restricted period he or she will not solicit or employ any Accenture employee or any former employee who ceased working for us within an eighteen-month period before or after the date on which the partner’s employment with us or our affiliates terminated.

Enforcement

      Each partner has agreed that if the partner were to breach any provisions of the non-competition agreement, we would be entitled to equitable relief restraining that partner from committing any violation of the non-competition agreement. In addition, each partner has agreed that if the partner were to breach any provisions of the non-competition agreement, he or she will pay to us a predetermined amount as and for liquidated damages and that those liquidated damages will be secured by that partner’s shares pursuant to a pledge agreement, which has been entered into by the parties. Notwithstanding the pledge agreement, partners will be permitted to dispose of their pledged securities in accordance with the terms of the Accenture Ltd common agreement, the Accenture SCA common agreement, the voting agreement or the transfer rights agreement, as the case may be, and to receive the proceeds from such dispositions.

      Because the laws concerning the enforcement of non-competition agreements vary, we may not be able to strictly enforce these terms in all jurisdictions.

Waiver and Termination

      We may waive non-competition agreements or any portion thereof with the consent of, and in the discretion of, the chief executive officer of Accenture Ltd. The non-competition agreements will terminate upon a change in control of Accenture Ltd.

Advances to Partners

      In March 2002, in connection with a revision to our variable compensation program for partners, which had the effect of deferring payment of variable compensation and imposing additional conditions on ultimate payment, all partners received a one-time advance against their quarterly variable compensation. In connection with this revision, the executive officers identified below received advances in excess of $60,000.

      Joe W. Forehand, Chief Executive Officer and Chairman of the Board, had a maximum advance of $112,000 under the program, which was repaid in full during fiscal 2003.

      Jackson L. Wilson, Jr., Chief Executive— Business Process Outsourcing, had a maximum advance of $98,000 under the program which was repaid in full during fiscal 2003.

      Stephan A. James, Chief Operating Officer— Capabilities and Director, had a maximum advance of $94,500 under the program, which was repaid in full during fiscal 2003.

      Michael G. McGrath, Chief Risk Officer, had a maximum advance of $91,000 under the program, which was repaid in full during fiscal 2003.

      William D. Green, Chief Operating Officer— Client Services and Director, had a maximum advance of $80,500 under the program, which was repaid in full during fiscal 2003.

      R. Timothy S. Breene, Chief Strategy Officer, had a maximum advance of $73,047 under the program, which was repaid in full during fiscal 2003.

      Gregg G. Hartemayer, Chief Executive— Technology and Outsourcing Group, had a maximum advance of $71,750 under the program, which was repaid in full during fiscal 2003.

      Joel P. Friedman, Chief Operating Officer— Business Process Outsourcing and Director, had a maximum advance of $68,950 under the program, which was repaid in full during fiscal 2003.

      William C. Copacino, Chief Executive— Business Consulting Capability Group, had a maximum advance of $67,900 under the program, which was repaid in full during fiscal 2003.

      Joellin Comerford, Group Director— Sales Development, had a maximum advance of $65,450 under the program, which was repaid in full during fiscal 2003.

      Masakatsu Mori, Chairman of Accenture Japan Ltd and Director, had a maximum advance of $61,103 under the program, which was repaid in full fiscal 2003.

Partner Liquidity Arrangements

      Accenture previously entered into arrangements with Salomon Smith Barney, Inc., (SSB) that enable certain of our younger partners (not including any of our executive officers) to borrow from SSB up to the lesser of a year’s salary or approximately ten percent of the partner’s equity interest in Accenture. The loans are obligations of the individual partners, and not Accenture, and are secured by the individual partner’s equity interest in Accenture, which, as discussed under “—Non-Competition Agreement,” also secure the partner’s obligations under a non-competition agreement. These loans were intended for the purpose of increasing the personal liquidity of those partners for the four-year period following the initial public offering of the Accenture Ltd Class A common shares in July 2001 and could not exceed $150 million in the aggregate without the consent of SSB. Accenture and SSB have agreed that the existing arrangements will be terminated on or before December 31, 2003 and no additional loans will be made pursuant to these arrangements. It is expected that all outstanding loans under the existing arrangements will be repaid by partners or refinanced pursuant to the facilities described in the following paragraph on or before December 31, 2003.

      Accenture, the partners representatives under the voting agreement and the Accenture SCA partners committee under the transfer rights agreement have approved the pledge of covered shares to SSB to secure personal loans to all Accenture partners and former partners (not including any of our executive officers) in amounts agreed by SSB and its borrowers. As a condition to obtaining the right to make these personal loans, SSB has agreed to take all covered shares pledged subject to the transfer restrictions imposed on pledging partners or former partners pursuant to the common agreements, voting agreement and/or transfer rights agreement. Consequently, foreclosures by SSB on those pledged shares and any subsequent sales of those shares by SSB are restricted to the same extent they would be in the hands of the pledging partner or former partner.

Partner Tax Costs

      We have informed our partners that if a partner reports for tax purposes the transactions involved in connection with our transition to a corporate structure, we will provide a legal defense to that partner if his or her reporting position is challenged by the relevant tax authority. In the event such a defense is unsuccessful, and the partner is then subject to extraordinary financial disadvantage, we will review such circumstances for any individual partner and find an appropriate way to avoid severe financial damage to that individual partner.

Prior Relationship with Andersen Worldwide and Arthur Andersen Firms

      As a result of a restructuring in 1989, the predecessors of many of what are now our subsidiaries became legally separate and distinct from the Arthur Andersen firms. Thereafter, until August 7, 2000, we had contractual relationships with an administrative entity, Andersen Worldwide, and indirectly with the separate Arthur Andersen firms. Under these contracts, called member firm agreements, we and our member firms, on the one hand, and the Arthur Andersen firms, on the other hand, were two stand-alone business units linked through such agreements to Andersen Worldwide for administrative and other services. In addition, during this period our partners individually were members of the administrative entity, Andersen Worldwide. On December 17, 1997, the Accenture member firms began a binding arbitration seeking the termination of these contractual relationships and other relief.

      On August 7, 2000, the parties to the arbitration were notified that the tribunal appointed by the International Chamber of Commerce in its final award, dated July 28, 2000, had terminated our contractual relationships with Andersen Worldwide and all the Arthur Andersen firms as of August 7, 2000. Under the terms of the final award, Accenture, and each of the member firms comprising it, was required to cease using the Andersen name or any derivative thereof, no later than December 31, 2000. On January 1, 2001, we began to conduct business under the name Accenture.

      On December 19, 2000, Andersen Worldwide and Arthur Andersen LLP, on behalf of themselves and all other Arthur Andersen firms, partners, shareholders and others, and Accenture Partners, S.C. and Accenture LLP, on behalf of themselves and all other Accenture member firms, partners, shareholders and others, executed a binding memorandum of understanding agreement to settle and resolve all existing and potential disputes among the parties concerning the implementation of the final award and the termination of our contractual relationships with Andersen Worldwide and the Arthur Andersen firms, including the discharge and release of all obligations of the parties under the terminated member firm agreements between the Accenture member firms and Andersen Worldwide. On March 1, 2001, Andersen Worldwide, Arthur Andersen LLP and all other Arthur Andersen firms, on behalf of themselves and their respective affiliates and representatives, on the one hand, and Accenture Partners, S.C., Accenture LLP and all other Accenture firms, on behalf of themselves and their respective affiliates and representatives, on the other, completed implementation of the memorandum of understanding agreement by entering into a closing agreement, releases and indemnities, and by finalizing services arrangements and a training facility use arrangement.

      In light of Arthur Andersen LLP’s and Andersen Worldwide’s current circumstances, in October 2002, Accenture and Arthur Andersen LLP renegotiated the service arrangements and training facility use arrangement they entered into in fiscal 2001 in connection with the contractual arrangements described above. Accenture and Arthur Andersen LLP entered into a new facility services agreement which provides Accenture with the use of Arthur Andersen LLP’s training facility in St. Charles, Illinois, at market rates through July 1, 2007. In addition, Accenture and Arthur Andersen LLP terminated the prior St. Charles facility services agreement, as well as the services agreements by which Arthur Andersen LLP and other Arthur Andersen firms were to provide services, including tax services, to Accenture and by which Accenture was to provide Arthur Andersen LLP and other Arthur Andersen firms with consulting services.

      During our association with Andersen Worldwide and Arthur Andersen, we agreed to allocate specified responsibilities and obligations relating to the preparation and filing of tax returns, the payment of tax liabilities and the control and contest of administrative or legal proceedings relating to tax matters between our two groups. On March 1, 2001, in connection with the settlement described above, Accenture entered into a tax sharing agreement with Andersen Worldwide and Arthur Andersen which describes how any unresolved tax matters will be addressed following the termination of our contractual relationships. In general, liability for specified additional taxes relating to joint business returns of Accenture and Andersen Worldwide and Arthur Andersen for taxable periods ending on or before the termination of our contractual relationships will be allocated between us and Andersen Worldwide and Arthur Andersen as if we had no contractual relationships with one another at the time the taxes arose. Liability for all other taxes relating to taxable periods ending on or before the termination of our agreements will be allocated to the party responsible for preparing and filing the tax return with respect to those taxes. The contest of audits and administrative or court proceedings relating to these taxes will generally be controlled by the party responsible for filing the tax returns that are the subject of the audit or proceeding.

Appendix 1

AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Accenture Ltd (the “Company”) shall provide assistance to the Board in fulfilling its responsibilities to the Company and to its shareholders, potential shareholders, the investment community and other stakeholders with respect to its oversight of the following:

1. The quality and integrity of the Company’s accounting and reporting practices and controls, and the financial statements and reports of the Company;

2. The Company’s compliance with legal and regulatory requirements;

3. The independent auditor’s qualifications and independence; and

4. The performance of the Company’s internal audit function and independent auditors.

The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

Composition

      The Committee shall be comprised of three or more members of the Board, each of whom shall be determined by the Board to be “independent” under the rules of the New York Stock Exchange and any other applicable listing or legal requirements, including the more rigorous independence requirements applicable specifically to audit committee members.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission. Committee members shall have other such qualities as the Board determines appropriate.

      The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve until the next such organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

      Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership. The Chairperson will chair all regular sessions of the Committee and set the agenda for the Committee meetings.

Meetings

      The Committee shall meet at least four times annually, or more frequently as their responsibilities dictate. As part of its job to foster open communication, the Committee shall, at least annually, meet separately with management, the director of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements and reports consistent with Section IV below. The Committee may meet in person or telephonically at any time.

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      All members of the Board who are not members of the Committee may attend meetings of the Committee but may not vote. The Committee may invite to its meetings any management or other personnel of the Company, or any third parties, as it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that it deems appropriate. The Committee shall have the authority to retain outside legal, accounting or other advisors for this or any other purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

      The Committee shall be given full access to the Company’s internal audit group, management, personnel and independent auditors as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.

      To fulfill its responsibilities and duties the Committee shall:

Documents/ Reports Review

1. Review with management and the independent auditors, prior to public dissemination, the Company’s annual audited financial statements and any quarterly financial statements and reports, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent accountants of the matters required to be discussed by Statements of Auditing Standards Nos. 61 and 71, as applicable; and

2. Review and discuss with management and the independent auditors the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditors

1. Retain (and terminate, as the case may be) the Company’s independent auditors (subject to shareholder ratification) and approve all audit engagement fees and terms;

2. Oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work;

3. Approve, in advance, any audit and any permissible non-audit engagement or relationship between the Company and the independent auditors;

4. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

1. Obtain and review a report by the Company’s independent auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (so as to enable the assessment of the independent auditors’ independence);

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2. Ensure the rotation of the lead audit partner and reviewing partner on at least that schedule required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or any other applicable authority. As part of its review, the Committee shall confirm with any independent auditors retained to provide audit services in any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in any of the five previous fiscal years of the Company;

3. Take into account the opinions of management and the Company’s internal auditors (or of other personnel responsible for the internal audit function); and

4. Receive from the independent auditors such written statements as required by Independence Standards Board Statement No. 1 or any other applicable rules, and recommend to the Board and/or management such actions it deems appropriate to ensure the independence of the external auditors;

5. Review with the independent auditors any audit problems or difficulties and management’s response; and

6. Set clear hiring policies to be implemented by the Company for employees or former employees of the independent auditors to ensure independence.

Financial Reporting Process and Controls

1. Review, in consultation with the independent auditors and the internal auditors, the integrity of the Company’s internal and external financial reporting processes and controls. In this regard, the Committee should obtain and discuss with management and the independent auditors all reports from management and the independent auditors regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Company’s management;

2. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the financial statements of the Company;

3. Establish regular systems of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to requested information;

4. Review any significant disagreement between management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements and management’s response to such matters; and

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5. Review and discuss with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function.

Legal/ Compliance/ General

1. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements or operations;

2. Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

3. Oversee the Company’s compliance program and adherence to its Code of Business Ethics. This shall include a review and investigation of any matters pertaining to the integrity of management, including conflicts of interest;

4. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

5. Ensure that the Company maintains (either as an internal function or as an outsourced service) an internal audit function.

Reports

1. Prepare all reports required of it to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the Securities and Exchange Commission;

2. Report regularly to the Board:

1. with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function;

2. following all meetings of the Committee; and

3. with respect to such other matters that are relevant to the Committee’s discharge of its responsibilities; and

3. Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of its performance and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Board shall also issue an annual evaluation of the Committee’s performance.

Revised as of February 25, 2003

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Appendix 2

INDEPENDENCE STANDARDS

The Board has established the following standards to assist it in assessing director independence:

      1. A director will not be independent if, within the prior three years, he or she

a. Was employed by Accenture (including any affiliate);

b. Was employed by, a partner in or otherwise affiliated with Accenture’s independent auditors or any law firm retained by Accenture;

c. Was an officer or senior employee of a company on whose board of directors an Accenture executive officers serves; or

d. Personally provided professional services to Accenture or its affiliates or any executive officer, or otherwise received direct compensation from Accenture, in excess of $100,000 in any such year.

Note: Such a position by an immediate family member of the director shall have the same effect on the director’s independence, except that the Board has concluded that employment by Accenture of adult children in non-executive officer roles shall not preclude a determination of independence of a director.

      2. Relationships of the following types will not be considered to be material relationships that would impair a director’s independence:

a. The director is an executive officer, director or significant shareholder of a company that does business with Accenture, and, during the company’s prior three fiscal years, the amount of business conducted between Accenture and the other company (sales to, revenues from or business otherwise influenced) in any of those fiscal years did not exceed the greater of 2 percent of the company’s annual gross revenues or $1 million.

b. The director is an officer, director, trustee (or equivalent) of a charitable or non-profit organization and, during the company’s prior three fiscal years, the amount of charitable contributions directed by Accenture or its executive officers (not including those matching contributions by employees) to that organization did not exceed the greater of 2 percent of the organization’s consolidated gross revenues or $1 million.

      3. For situations not covered by the guidelines in section 2 above, those directors who have been determined to satisfy the guidelines of sections 1 and 2 above shall make the determination of independence for such directors after considering all of the relevant facts and circumstances. For example, the independent directors could determine in a particular case, that a director or nominee did not have a material relationship even if the relationship did not satisfy section 2 and that such individual should be considered independent. The company would explain in the next proxy statement the basis for any Board determination that a particular relationship was immaterial despite the fact that it did not satisfy the categorical standards set forth in section 2 above.

Revised as of November 12, 2003

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SUBMIT YOUR PROXY BY INTERNET
AT HTTP://WWW.VOTEFAST.COM

Have your proxy card available when you access the website at http://www.votefast.com. You will be prompted to enter your control number and to follow the simple prompts that will allow you to record your proxy.

SUBMIT YOUR PROXY BY
TELEPHONE AT 1-800-542-1160

Have your proxy card available when you call 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number and to follow the simple prompts that will allow you to record your proxy.

SUBMIT YOUR PROXY BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or mail it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

Submit Your Proxy by Internet Access the website and cast your vote: http://www.votefast.com	Submit Your Proxy by Telephone Call toll-free using a touch-tone phone: 1-800-542-1160	Submit Your Proxy by Mail Return your proxy in the envelope provided

Submit your proxy 24 hours a day, 7 days a week!
Your proxy by Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on Wednesday, February 4, 2004 to be counted in the final tabulation.
If you vote by internet or telephone, please do not mail your proxy card.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
• Please fold and detach card at perforation before mailing. •

ACCENTURE LTD	PROXY

This proxy is solicited on behalf of the Board of Directors for the 2004 Annual General Meeting of Shareholders.
The undersigned hereby appoints Joe W. Forehand, Harry L. You and Douglas G. Scrivner as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all Class A common shares and Class X common shares of Accenture Ltd held of record by the undersigned on December 8, 2003, at the 2004 Annual General Meeting of Shareholders to be held on February 5, 2004 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof.

Signature

Signature

Date:

Please sign this proxy card exactly as your name appears to the left. Proxies should be dated when signed. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If a corporation, a duly authorized officer of the corporation should sign on behalf of the corporation, or the seal of the corporation should be affixed. If a partnership, a partner should sign in partnership name.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access our future shareholder communications (e.g., annual reports, proxy statements, interim communications) over the Internet, instead of receiving those documents in the mail. Your participation is completely voluntary. If you give your consent, you will receive a notice by email, informing you that materials are available and providing you with the Internet location where these materials are available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time after you give it by sending a written notice to Accenture’s Secretary at 1661 Page Mill Rd, Palo Alto, California 94304, Attn: Corporate Secretary.

To give your consent, please follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

YOUR VOTE IS IMPORTANT!

Please submit your proxy via the Internet or by telephone using the instructions on the reverse side of this proxy card, or mark, sign, date and return this proxy card in the enclosed reply envelope. In order for your mailed proxy to be counted, your proxy must be received no later than February 4, 2004. If you submit your proxy via the Internet or by telephone, you may transmit your voting instructions up until 11:59 p.m., Eastern Standard Time, on February 4, 2004. Submitting your proxy will not affect your right to vote in person if you decide to attend the Annual General Meeting.

Proxy must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.

ACCENTURE LTD	PROXY

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF YOU SIGN AND RETURN THIS PROXY BUT NO DIRECTIONS ARE GIVEN, THEN THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

1.	Appointment of the following 4 nominees to the Board of Directors:

(01) Dennis F. Hightower	(02) William L. Kimsey	(03) Robert I. Lipp	(04) Wulf von Schimmelmann

☐	FOR all nominees listed above (except as listed to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	Re-appointment of KPMG LLP as independent auditors for the 2004 fiscal year and authorization of the Board of Directors to determine KPMG LLP’s remuneration.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	Please check this box if you plan to attend the Annual General Meeting.

☐	Please check this box if you consent to access future shareholder communications via the Internet.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTE BY INTERNET AT
HTTP://WWW.VOTEFAST.COM

Have your ballot available when you access the website at http://www.votefast.com. You will be prompted to enter your control number and to follow the simple prompts that will allow you to record your vote.

VOTE BY TELEPHONE AT
1-800-542-1160

Have your ballot available when you call 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number and to follow the simple prompts that will allow you to record your vote.

VOTE BY MAIL

Please mark, sign and date your ballot and return it in the postage-paid envelope provided or mail it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

Vote by Internet	Vote by Telephone	Vote by Mail
Access the website and	Call toll-free using a	Return your
cast your vote:	touch-tone phone:	ballot in the
http://www.votefast.com	1-800-542-1160	envelope provided

Vote 24 hours a day, 7 days a week!
Your ballot by Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on Sunday, January 25, 2004 to be counted in the final tabulation.

If you vote by Internet or telephone, please do not mail your ballot.

YOUR CONTROL NUMBER IS:

Ballot must be signed and dated below.
o Please fold and detach card at perforation before mailing. o

ACCENTURE LTD	BALLOT

BALLOT FOR THE PRELIMINARY VOTE OF COMMON SHARES
SUBJECT TO THE VOTING AGREEMENT, TO BE CAST IN CONNECTION WITH THE
2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS ON
FEBRUARY 5, 2004.

This ballot relates to the 2004 Annual General Meeting of Shareholders of Accenture Ltd and covers all Class A common shares and Class X common shares beneficially owned by you and subject to that certain Voting Agreement, dated as of April 18, 2001, to which you are a party.

THE UNDERSIGNED HEREBY CASTS HIS OR HER VOTE IN THE PRELIMINARY VOTE OF CLASS A COMMON SHARES AND CLASS X COMMON SHARES OF ACCENTURE LTD BENEFICIALLY OWNED BY THE UNDERSIGNED AND SUBJECT TO THE VOTING AGREEMENT.

Signature

Date:

Please sign this ballot exactly as your name appears to the left. Ballots should be dated when signed.

YOUR VOTE IS IMPORTANT!

Please submit your ballot via the Internet or by telephone using the instructions on the reverse side of this ballot, or mark, sign, date and return this ballot in the enclosed reply envelope. In order for your mailed ballot to be counted, your ballot must be received no later than January 25, 2004. If you submit your ballot via the Internet or by telephone, you may transmit your voting instructions up until 11:59 p.m., Eastern Standard Time, on January 25, 2004.

Ballot must be signed and dated on the reverse side.
• Please fold and detach card at perforation before mailing. •

ACCENTURE LTD	BALLOT

THIS BALLOT, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF YOU SIGN AND RETURN THIS BALLOT BUT NO DIRECTIONS ARE GIVEN, THEN THIS BALLOT WILL BE VOTED “FOR” PROPOSALS 1 and 2.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

1.	Appointment of the following 4 nominees to the Board of Directors:

(01)	Dennis F. Hightower	(02)	William L. Kimsey	(03)	Robert I. Lipp	(04)	Wulf von Schimmelmann

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as listed to the contrary below)		to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	Re-appointment of KPMG LLP as independent auditors for the 2004 fiscal year and authorization of the Board of Directors to determine KPMG LLP’s remuneration.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	Please check this box if you plan to attend the Annual General Meeting.

IMPORTANT—THIS BALLOT MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

NOTICE OF PRELIMINARY VOTE IN CONNECTION WITH
2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS

December 26, 2003

In accordance with the terms of the Voting Agreement, dated as of April 18, 2001, among Accenture Ltd and the Covered Persons (partners and former partners who have signed the Voting Agreement), a preliminary vote concerning the matters to be voted upon at the 2004 Annual General Meeting of Shareholders of Accenture Ltd (the “Annual Meeting”) will be concluded on Sunday, January 25, 2004.

The record date for determining the shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on December 8, 2003. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying proxy statement.

As an Accenture partner who signed the Voting Agreement, you are a “Covered Person” and certain of your Accenture Ltd shares are “Covered Shares” under the Voting Agreement. For purposes of the preliminary vote, your Covered Shares include (1) any Class X common shares that you hold, (2) any Class A common shares that you beneficially owned as of the record date and as of or prior to the initial public offering of the Class A common shares, (3) any shares you received from Accenture while you were an employee or a partner, or that you received in connection with becoming a partner and (4) any Class A common shares that you were required to acquire by Accenture.

As a Covered Person and a shareholder of record, you will be submitting a ballot instead of a proxy card. You will be voting on the same matters as the other Accenture shareholders but as a Covered Person, you will be participating in the preliminary vote. Under the Voting Agreement, you gave an irrevocable proxy to the partners representatives to vote your Covered Shares at the Annual Meeting. At the Annual Meeting, the partners representatives will vote all of your Class A common shares and Class X common shares covered by the Voting Agreement in accordance with the results of the preliminary vote. In addition, you authorized the partners representatives to vote on any other matters that come before the Annual Meeting as the holders see fit in their discretion, so long as the discretionary vote is consistent with the preliminary vote and does not frustrate the intent of the preliminary vote.

You should note that only your Covered Shares will be voted in accordance with the preliminary vote. If you own any shares that are not Covered Shares (such as any Class A common shares that you have purchased on the open market), you will be receiving a proxy card for those shares, and you should submit a completed proxy in order to have those shares voted at the Annual Meeting.

You may submit your vote by Internet at or by telephone at the number indicated on the ballot, until 11:59 p.m., Eastern Standard Time, on January 25, 2004, or you may mail your ballot, which must be received by January 25, 2004.

PLEASE SUBMIT YOUR VOTE BY JANUARY 25, 2004